                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE CHUBB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             THE CHUBB CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------

---------------
   (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                             THE CHUBB CORPORATION

      15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615

                               ------------------

                                                                  March 12, 1996

Dear Shareholder:

     The Annual Meeting of Shareholders of The Chubb Corporation will be held on Tuesday, April 23, 1996 at 11:00 a.m., at 15 Mountain View Road, Warren, New Jersey and I hope that you will attend. Notice of the meeting and a Proxy Statement are attached and I ask you to read them carefully.

     In addition to the election of Directors and approval of independent auditors for the year 1996, Shareholders will be asked to approve the three compensation plans described below. Plans similar to these were last approved by Shareholders in 1994 and 1992.

     The Annual Incentive Compensation Plan (1996) is being brought before Shareholders in order to provide for the tax deductibility of competitively positioned awards for eligible key employees of the Corporation and its subsidiaries. The Long-Term Stock Incentive Plan (1996) is being presented to Shareholders because the Long-Term Stock Incentive Plan (1992) shall terminate at the end of this year. Approval of the 1996 Plan will allow for the continued granting of stock-based awards to key employees and for the tax deductibility of such awards. The Chubb Corporation Stock Option Plan for Non-Employee Directors
(1996) is being presented so that Shareholders have the opportunity to review and approve the Corporation's major employee and Director incentive compensation plans at the same time. The Board of Directors believes the approval of these plans will best serve the overall interests of Shareholders.

     The Corporation continues to recognize the importance and value of encouraging increased levels of share ownership participation by Directors and management of the Corporation. An important concern to all of us as Shareholders is dilution. For that reason, the 1996 Long-Term Stock Incentive Plan places a limit on the number of newly-issued shares available for awards while authorizing additional awards if the Corporation reacquires shares after the date of the 1996 Annual Meeting. In a similar vein, the number of shares to be authorized under the 1996 Stock Option Plan for Non-Employee Directors is equal to the number of shares remaining available for stock option grants to Directors under the Directors plan approved by Shareholders in 1992.

     Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote, and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely yours,

                                          /s/ DEAN R. O'HARE
                                          ------------------
                                          Dean R. O'Hare
                                          Chairman, President and
                                            Chief Executive Officer

                                 [CHUBB LOGO]

                             THE CHUBB CORPORATION
      15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of The Chubb Corporation will be held at 15 Mountain View Road, Warren, New Jersey on April 23, 1996 at 11:00 A.M., local time, for the following purposes:

          1. To elect fourteen Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and shall qualify.

          2. To approve The Chubb Corporation Annual Incentive Compensation Plan (1996), such Plan being set forth as Exhibit A to the accompanying Proxy Statement.

          3.  To approve The Chubb Corporation Long-Term Stock Incentive Plan
     (1996), such Plan being set forth as Exhibit B to the accompanying Proxy Statement.

          4. To approve The Chubb Corporation Stock Option Plan for Non-Employee Directors (1996), such Plan being set forth as Exhibit C to the accompanying Proxy Statement.

          5.  To approve the selection of independent auditors for the year
     1996.

          6. To transact such other business as may properly be brought before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on March 4, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                      By order of the Board of Directors,

                                            HENRY G. GULICK
                                                 Vice President and Secretary
Dated:  March 12, 1996
--------------------------------------------------------------------------------

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN THE PROXY SUBMITTED HEREWITH, IN THE ENCLOSED ADDRESSED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                              [CHUBB CORP LOGO]

                             THE CHUBB CORPORATION

      15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615

                               ------------------

                                PROXY STATEMENT

                               ------------------

                                                                  March 12, 1996

     The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of The Chubb Corporation to be voted at the Annual Meeting of Shareholders on April 23, 1996 and at any adjournment thereof. The Proxy may be revoked by appropriate written notice at any time before it is exercised. See "Voting, Solicitation of Proxies and Shareholder Proposals".

     A copy of the Corporation's Annual Report to Shareholders for 1995 has been previously mailed to all Shareholders. This Proxy Statement and Proxy are first being mailed to Shareholders on March 12, 1996.

     As of March 4, 1996, the record date for the determination of Shareholders entitled to vote at the Annual Meeting, 87,311,778 shares of Common Stock of the Corporation were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

     As previously announced by the Corporation on March 1, 1996, the Board of Directors has authorized a two-for-one split of the shares of Common Stock of the Corporation. As the record date for the split is April 19, 1996, the determination of shares entitled to vote at the Annual Meeting and the share information reflected in this Proxy Statement do not take into account the effect of the split.

     THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF ITS COMMON STOCK ON SUCH RECORD DATE, UPON RECEIPT OF A WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE CHUBB CORPORATION TO THE ATTENTION OF HENRY G. GULICK, VICE PRESIDENT AND SECRETARY, 15 MOUNTAIN VIEW ROAD, P.O. BOX 1615, WARREN, NEW JERSEY 07061-1615.

     The Corporation is a holding company and is principally engaged, through subsidiaries, in the businesses of property and casualty insurance, life and health insurance and real estate development. Its principal subsidiaries are Chubb & Son Inc., Federal Insurance Company ("Federal"), Pacific Indemnity Company ("Pacific"), Vigilant Insurance Company ("Vigilant"), Great Northern Insurance Company ("Great Northern"), Chubb Insurance Company of Canada ("Chubb Canada"), Chubb Insurance Company of Australia, Limited, Chubb Insurance Company of Europe, S.A., Chubb Life Insurance Company of America ("Chubb Life"), The Colonial Life Insurance Company of America and Bellemead Development Corporation ("Bellemead").

                             ELECTION OF DIRECTORS

     The following persons have been nominated by the Board of Directors to serve as Directors until the next Annual Meeting of Shareholders and until their respective successors shall be elected and shall qualify. All of the nominees were elected as members of the Board of Directors at the 1995 Annual Meeting except James I. Cash, Jr., who at the recommendation of the Nominating Committee and the Board of Directors is standing for election for the first time. Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the number of Directors to be elected at fourteen. In the event that any of the nominees should be unable or unwilling to serve as a Director, it is intended that the Proxy will be voted for such person, if any, as shall be designated by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a Director.

                             NOMINEES FOR DIRECTOR

    NAME      AGE(1)
John C. Beck 64
     Managing Partner, Beck, Mack & Oliver, an investment counselling firm. Mr. Beck has been associated with Beck, Mack & Oliver since 1958 and first became a partner in
      1962. He was a Director of Bellemead from 1984 to 1989. He first became a Director of the Corporation in 1988. Mr. Beck is also a Director of Russell Reynolds Associates,
      Inc.
James I. Cash, Jr. 48
     The James E. Robison Professor of Business Administration, Harvard University.
      Professor Cash has been a member of the Harvard Business School faculty since 1976. He is a Director of Cambridge Technology Partners, Inc., Knight-Ridder, Inc., State
      Street Bank & Trust and The Tandy Corporation. He is a Trustee of the Massachusetts
      Computer Software Council, Massachusetts General Hospital and Texas Christian
      University. Professor Cash is also an overseer for the Boston Museum of Science and
      The Gardner Museum. Professor Cash is standing for election as a Director of the
      Corporation for the first time in 1996.
Percy Chubb, III 61
     Vice Chairman of the Corporation since June 1986. Prior to his election as Vice
      Chairman, Mr. Chubb had been an Executive Vice President since 1981. He is also Vice
      Chairman of Chubb & Son Inc., Bellemead and Chubb Life, a Senior Vice President of
      Federal and Chairman of Chubb Canada. Mr. Chubb has been associated with Chubb & Son
      Inc. since 1958. He first became a Director of the Corporation in 1978.
Joel J. Cohen 58
     Managing Director, Investment Banking Department, and Director, Mergers and
      Acquisitions, Donaldson, Lufkin & Jenrette Securities Corporation since October 1989.
      Mr. Cohen was a consultant from February 1988 until October 1989. Mr. Cohen had been
      General Counsel: Presidential Task Force on Market Mechanisms from November 1987 through January 1988 and a Partner of Davis Polk & Wardwell, attorneys, until
      September 1987. He had been associated with Davis Polk & Wardwell from 1963 until
      September 1987 and became a Partner in 1969. He first became a Director of the
      Corporation in 1984. Mr. Cohen is also a Director of GTECH Holdings Corporation,
      Maersk, Inc., Maersk Line, Limited and Atlantic Pacific Marine Corporation.
David H. Hoag 56
     Chairman, President and Chief Executive Officer, The LTV Corporation since January 1991 and President and Chief Executive Officer of LTV Steel Company from 1983 until 1990.
      He continues as Chief Executive Officer of LTV Steel Company. Mr. Hoag has been associated with The LTV Corporation since 1960. He first became a Director of the
      Corporation in 1994. Mr. Hoag is also a Director of The LTV Corporation and Lubrizol
      Corporation. Mr. Hoag serves as Chairman of the Board of Trustees of Allegheny College
      and Chairman of Cleveland Tomorrow.
Robert V. Lindsay 70
     Former President and former Director of J. P. Morgan & Co. Incorporated and its wholly-owned subsidiary, Morgan Guaranty Trust Company of New York, and Chairman of
      the latter's International Council from 1987 to 1989. Mr. Lindsay had been associated with The Morgan Bank from 1949 until his retirement in 1986. He first became a
      Director of the Corporation in 1977. Mr. Lindsay is also a Director of The Fluor
      Corporation, Hudson Chartered Corp., Russell Reynolds Associates, Inc. and United
      Meridian Corporation and is Senior Advisor to Unibank Denmark A/S. Mr. Lindsay serves as Chairman of the John Simon Guggenheim Memorial Foundation.
Thomas C. MacAvoy 67
     Professor of Business Administration, University of Virginia since 1988. He is a former
      Vice Chairman and Director of Corning, Inc. Mr. MacAvoy had been associated with
      Corning, Inc. from 1957 until his retirement in 1987. He first became a Director of the Corporation in 1981. Mr. MacAvoy is also a Director of Lubrizol Corporation and
      Quaker Oats Company.
Gertrude G. Michelson 70
     Former Senior Advisor, R.H. Macy & Co., Inc. ("Macy's") from September 1992 until her retirement in December 1994. Prior to September 1992, Mrs. Michelson had been Senior
      Vice President of Macy's since 1981. Mrs. Michelson had been associated with Macy's since 1947. In January 1992, Macy's filed a voluntary petition under Chapter 11 of the
      U.S. Bankruptcy Code. Macy's emerged from bankruptcy in December 1994. Mrs. Michelson first became a Director of the Corporation in 1974. Mrs. Michelson serves as a
      Director of Federated Department Stores, General Electric Company, The Goodyear Tire
      and Rubber Company and The Stanley Works, Inc. Mrs. Michelson is a Governor of the
      American Stock Exchange and is Chairman-Emeritus of the Board of Trustees of Columbia
      University.

    NAME      AGE(1)
Dean R. O'Hare 53
     Chairman, President and Chief Executive Officer of the Corporation since January 1995.
      Prior to January 1995, Mr. O'Hare had been Chairman and Chief Executive Officer since
      June 1988. Mr. O'Hare had been President from 1986 until 1988, an Executive Vice
      President since 1985 and a Senior Vice President since 1979. He is Chairman and
      President of Federal, Vigilant and Great Northern, and Chairman of Pacific, Chubb &
      Son Inc., Bellemead and Chubb Life. Mr. O'Hare has been associated with Chubb & Son
      Inc. since 1963. He first became a Director of the Corporation in 1984.
Warren B. Rudman 65
     Partner, Paul, Weiss, Rifkind, Wharton & Garrison, attorneys, since January 5, 1993.
      Prior to January 5, 1993, Senator Rudman had been a United States Senator from New
      Hampshire since 1980. Senator Rudman first became a Director of the Corporation in
      1993. He is also a Director of Collins & Aikman and Raytheon Company and a Director of
      eighteen funds in the Dreyfus Family of Mutual Funds. Senator Rudman is also Vice
      Chairman of the President's Foreign Intelligence Advisory Board, Co-Chairman of the
      Concord Coalition and a Trustee of Boston College and serves on the Senior Advisory
      Board of the Institute of Politics of the John F. Kennedy School of Government at
      Harvard University.
Sir David G. Scholey, CBE 60
     Chairman of International Advisory Council, Swiss Bank Corporation since November 1995.
      Prior to November 1995, Sir David had been Chairman and Chief Executive Officer of SBC
      Warburg Group plc, an investment banking firm, from February 1995 until November 1995.
      Prior to February 1995, Sir David had been Chairman of SBC Warburg Group plc since
      1984. He first became a Director of the Corporation in 1991. Sir David is also a
      Director of Bank of England and a Governor of the British Broadcasting Corporation. He
      is also a Governor of London School of Economics and Political Science and a Trustee
      of the Glyndebourne Arts Trust and The National Portrait Gallery.
Raymond G.H. Seitz 55
     Senior Managing Director, Lehman Bros. International (Europe) since January 1995. Prior to January 1995, Ambassador Seitz had been a Professional Writer since May 1994, following his retirement as Ambassador of the United States of America to the Court of
      St. James's since 1991 and Assistant Secretary of State for European and Canadian
      Affairs from 1989 to 1991. Ambassador Seitz had served as an Officer in the United
      States Foreign Service since 1966 wherein he held many positions in the U.S. and abroad. He first became a Director of the Corporation in 1994. Ambassador Seitz is
      also a Director of British Airways plc, Cable & Wireless Co. plc, The General Electric
      Company plc, Siiandwick plc and The Telegraph Group plc. He is a Trustee of the
      National Gallery, the Royal Academy and the World Monument Fund, a member of the
      Advisory Board of Stanford University and a member of the British-American Business
      Council and the Institute for U.S. Studies at Oxford University.
Lawrence M. Small 54
     President and Chief Operating Officer, Federal National Mortgage Association ("Fannie
      Mae") since February 1992. Prior to September 1991, when Mr. Small started with Fannie
      Mae, he had served as Vice Chairman and Chairman of the Executive Committee, Citicorp
      and Citibank, N.A. since January 1990. Prior to assuming that position, Mr. Small had been Sector Executive since 1985, responsible for Citicorp's and Citibank's
      Institutional Bank. He had been associated with Citibank since 1964. He first became a
      Director of the Corporation in 1989. Mr. Small is also a Director of Fannie Mae and
      Marriott International, Inc. He is also a Director of New York City's Spanish
      Repertory Theatre. He is a Trustee of Morehouse College and New York University
      Medical Center, a Trustee-Emeritus of Brown University and a member of the U.S.
      Holocaust Memorial Council.
Richard D. Wood 69
     Former Chairman of the Board, Eli Lilly and Company from 1973 until his retirement in
      June 1993. Mr. Wood also served as President and Chief Executive Officer until
      November 1991. Eli Lilly and Company is a global-based corporation that develops, manufactures and markets pharmaceuticals, medical instruments, diagnostic products and animal health products. Mr. Wood had been associated with Eli Lilly and Company since
      1950. He first became a Director of the Corporation in 1990. Mr. Wood is also a
      Director of Amoco Corporation, Chemical Banking Corporation, Chemical Bank and Dow
      Jones & Company, Inc. He is Vice Chairman of the Advisory Board of CID Equity Partners
      and is also a Trustee of DePauw University and is Chairman of the Indianapolis Museum
      of Art. He is a Director of the Indianapolis Symphony Orchestra and recently completed a term of office as Chairman of the Indiana State Symphony Society.

------------------
     (1) As of April 23, 1996.

BENEFICIAL SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists beneficial ownership of the Corporation's Common Stock by Directors, the Chief Executive Officer, the four most highly compensated executive officers other than the Chief Executive Officer, and Directors and executive officers as a group in accordance with the definitions adopted by the Securities and Exchange Commission under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act"). No Director or officer beneficially owns as much as one half of 1% of the outstanding Common Stock, except for Mr. Chubb, whose beneficial ownership reflected in the table is 1.2%.

                                                                        NUMBER OF
                                                                        SHARES OF
                                                                       COMMON STOCK
                                                                       BENEFICIALLY
                                                                          OWNED
                                                                         MARCH 4,
                                NAME                                     1996(1)
--------------------------------------------------------------------- --------------
John C. Beck.........................................................      34,691(2)(19)
James I. Cash, Jr....................................................         100
Percy Chubb, III.....................................................   1,043,012(3)(16)(17)
Joel J. Cohen........................................................      16,450(9)(19)
David H. Hoag........................................................       2,300(6)(19)
Robert V. Lindsay....................................................      17,350(10)(19)
Thomas C. MacAvoy....................................................      12,450(8)(19)
Gertrude G. Michelson ...............................................      16,450(10)(19)
Dean R. O'Hare.......................................................     120,135(12)(16)(17)
Warren B. Rudman.....................................................       6,100(7)
Sir David G. Scholey, CBE............................................       8,150(13)
Raymond G. Seitz.....................................................       2,100(6)
Lawrence M. Small ...................................................      15,500(14)
Richard D. Wood......................................................      10,509(15)(19)
Robert P. Crawford, Jr. .............................................      32,877(4)(16)(17)
John J. Degnan.......................................................      19,765(5)(16)(17)
Edward Dunlop........................................................      20,514(11)(16)(17)
Directors and Executive Officers as a group .........................   1,674,498(18)

---------------
     (1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

     (2) Includes 18,691 shares held in accounts managed by Beck, Mack & Oliver, of which Mr. Beck disclaims beneficial ownership, and 14,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (3) Includes 92,450 shares held by trusts for Mr. Chubb's benefit, 9,542 shares owned by a member of Mr. Chubb's family who lives in his home, 702 shares held in trusts of which a member of Mr. Chubb's family who lives in his home is trustee, 794,775 shares owned by the Victoria Foundation Inc., of which Mr. Chubb is President and one of thirteen trustees, 30,600 shares which Mr. Chubb has the right to purchase within 60 days under the Stock Option Plan (1984) and The Chubb Corporation Long-Term Stock Incentive Plan (1992) and 353 shares which Mr. Chubb has the right to purchase within 60 days under the Stock Purchase Plan
(1989). Mr. Chubb disclaims beneficial ownership of 805,019 of such shares.

     (4) Includes 2,526 shares owned by a member of Mr. Crawford's family who lives in his home, 18,550 shares which Mr. Crawford has the right to purchase within 60 days under the Stock Option Plan (1984) and The Chubb Corporation Long-Term Stock Incentive Plan (1992), 353 shares which Mr. Crawford has the right to purchase within 60 days under the Stock Purchase Plan (1989), 282 shares held by Mr. Crawford under the Corporation's Dividend Reinvestment Plan and 170 shares held under the Dividend Reinvestment Plan by a member of Mr. Crawford's family who lives in his home. Mr. Crawford disclaims beneficial ownership of 2,696 of such shares.

     (5) Includes 216 shares held by members of Mr. Degnan's family who live in his home, 14,200 shares which Mr. Degnan has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (1992), 300 shares which Mr. Degnan has the right to purchase within 60 days under the

Stock Purchase Plan (1989) and 1,553 shares represented by 295 units in the Corporation Stock Fund of the Capital Accumulation Plan of The Chubb Corporation. Mr. Degnan disclaims beneficial ownership of 216 of such shares.

     (6) Includes 2,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (7) Includes 6,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (8) Includes 8,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (9) Includes 12,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (10) Includes 16,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (11) Includes 10,785 shares which Mr. Dunlop has the right to purchase within 60 days under The Chubb Corporation Long-Term Stock Incentive Plan (1992) and 353 shares which Mr. Dunlop has the right to purchase within 60 days under the Stock Purchase Plan (1989).

     (12) Includes 1,420 shares held by Mr. O'Hare as custodian for his children who live in his home, 62,942 shares which Mr. O'Hare has the right to purchase within 60 days under the Stock Option Plan (1984) and The Chubb Corporation Long-Term Stock Incentive Plan (1992) and 353 shares which Mr. O'Hare has the right to purchase within 60 days under the Stock Purchase Plan (1989). Mr. O'Hare disclaims beneficial ownership of 1,420 of such shares.

     (13) Includes 50 shares owned by a member of Sir David Scholey's family who lives in his home, of which Sir David disclaims beneficial ownership, and 8,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992).

     (14) Includes 100 shares held by Mr. Small as Custodian for his daughter who lives in his home, 1,500 shares held by a member of Mr. Small's family who lives in his home and 12,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors
(1992). Mr. Small disclaims beneficial ownership of 1,600 of such shares.

     (15) Includes 9 shares held by Mr. Wood under the Corporation's Dividend Reinvestment Plan and 10,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors
(1992).

     (16) Includes 5,158, 203, 122, 396 and 8,436 shares which Messrs. Chubb, Crawford, Degnan, Dunlop and O'Hare, respectively, may acquire within 60 days by the conversion of convertible debentures issued pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (1992).

     (17) Includes 975, 783, 580, 974 and 975 shares which were allocated to Messrs. Chubb, Crawford, Degnan, Dunlop and O'Hare, respectively, pursuant to The Chubb Corporation Employee Stock Ownership Plan (the "ESOP").

     (18) Such shares include the shares reflected above as to which Messrs. Beck, Chubb, Crawford, Degnan, O'Hare, Scholey and Small disclaim beneficial ownership, 9,216 shares which executive officers other than those listed in the table above disclaim beneficial ownership, 18 shares held under the Corporation's Dividend Reinvestment Plan by one executive officer other than those listed in the table above, 7,655 shares which were allocated to executive officers other than those listed in the table above pursuant to the ESOP, 141,873 shares which executive officers other than those listed in the table above have the right to purchase within 60 days under the Stock Option Plan
(1984) and The Chubb Corporation Long-Term Stock Incentive Plan (1992), 2,015 shares which executive officers other than those listed in the table above have the right to purchase within 60 days under the Stock Purchase Plan (1989), 4,258 shares which executive officers other than those listed in the table above have the right to purchase within 60 days by conversion of convertible debentures issued pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (1992) and 6,283 shares represented by 1,196 units in the Corporation Stock Fund of the Capital Accumulation Plan which are beneficially owned by four executive officers other than those listed in the table above, and shares owned by Mr. Henry U. Harder, a Director not standing for re-election. Mr. Harder beneficially owned 61,162 shares of

Common Stock including 3,602 shares owned by a member of Mr. Harder's family who lives in his home, 4,000 shares held in a trust of which Mr. Harder is a trustee and a beneficiary and 10,000 shares which he has the right to purchase within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992). Mr. Harder disclaims beneficial ownership of 7,602 of said shares. All Directors and Executive Officers as a group own 1.9% of the outstanding Common Stock.

     (19) Does not include compensation allocated to the Market Value Account of the Deferred Compensation Plan for Non-Employee Directors (See "Directors Compensation" on page eight). The value of units allocated to this account is based upon the market value of the Corporation's Common Stock. All payments from this plan, including those attributable to the Market Value Account, are made in cash. At March 4, 1996, Directors' allocations to the Market Value Account were as follows:

                                                                             UNIT ALLOCATION
                                  DIRECTOR                                  (SHARE EQUIVALENT)
    ---------------------------------------------------------------------   ------------------
    John C. Beck.........................................................          4,784
    Joel J. Cohen........................................................          3,692
    David H. Hoag........................................................            420
    Robert V. Lindsay....................................................            483
    Thomas C. MacAvoy....................................................            168
    Gertrude G. Michelson................................................          5,448
    Richard D. Wood......................................................          2,136

     As required by Securities and Exchange Commission rules, the Corporation notes that during 1995, Ernesta G. Procope, a former Director of the Corporation who did not stand for re-election on April 26, 1995, was late in filing a report with the Securities and Exchange Commission under Section 16 of the Act with respect to a sale in September, 1995 of 565 shares and Robert P. Crawford, Jr., Executive Vice President of the Corporation, was also late in filing a report with respect to a sale by his wife of 270 shares in November, 1995.

CERTAIN SHAREHOLDERS

     As of March 4, 1996, Sun Alliance Group plc ("Sun Alliance") (at 1 Bartholomew Lane, London, EC2N 2AB, England) held 4,511,958 shares of Common Stock of the Corporation (approximately 5.16% of the outstanding Common Stock at March 4, 1996). Sun Alliance has reported that it holds such shares for the purpose of investment.

     FMR Corp. ("FMR") (at 82 Devonshire Street, Boston, MA 02109) has filed a
Schedule 13G under the Securities Exchange Act of 1934 (the "1934 Act") indicating that as of December 31, 1995, it beneficially owned 4,645,294 shares of Common Stock (approximately 5.29% of the outstanding Common Stock at December 31, 1995) through (i) two wholly-owned subsidiaries: Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("Fidelity Trust") and (ii) its interest in Fidelity International Limited ("FIL") (at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda), a Bermuda joint-stock company. FMR has reported that its shares of Common Stock were not acquired with the purpose or effect of changing or influencing control of the Corporation.

     Fidelity is the beneficial owner of 4,092,754 shares of Common Stock (approximately 4.66% of the outstanding Common Stock at December 31, 1995). Fidelity has reported that it holds these shares as a result of acting as investment adviser to various investment companies. FMR, through its control of Fidelity, has sole power to dispose of Fidelity's shares of Common Stock, although voting power with respect to such shares remains with Fidelity's investors. In addition, Fidelity is the beneficial owner of $40,570,000 principal amount of 6% Guaranteed Exchangeable Notes due 1998 of Chubb Capital Corporation which is exchangeable in certain circumstances for 471,748 shares of Common Stock. Fidelity Trust, a bank as defined in Section 3(a)(6) of the 1934 Act, is the beneficial owner of 502,040 shares of Common Stock (0.57% of the outstanding Common Stock at December 31, 1995). FMR, through its control of Fidelity Trust, has sole power to dispose of Fidelity Trust's shares of Common Stock and sole power to vote or direct the voting of 402,240 (approximately 80%) of such shares.

     FIL, an investment adviser to various foreign investment companies and certain institutional investors, is the beneficial owner of 50,500 shares of Common Stock (0.06% of the outstanding Common Stock at December 31, 1995) and has sole voting and dispositive power over such shares. FIL currently operates as a separate entity independent from FMR; however, Mr. Edward C. Johnson 3rd, the chairman of FIL, is also chairman of FMR. In addition, a partnership controlled by Mr. Johnson and members of his family owns approximately 47.22% of the voting shares of FIL. FMR and FIL have reported that they are of the view that they are not acting as a group for purposes of Section 13(d) under the 1934 Act and are not otherwise required to attribute their beneficially owned securities to one another. FMR believes its filing with respect to FIL ownership of shares of Common Stock should not be construed as an admission that FMR is the beneficial owner of such shares of Common Stock.

     Mr. Johnson, members of his family and trusts for their benefit beneficially own approximately 49% of the voting stock of FMR. In addition, Abigail Johnson is a Director. All current shareholders, including the Johnson family group, have entered into a shareholders' voting agreement under which all of their shares are voted in accordance with the majority vote of such shares. Accordingly, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

     The Board of Directors knows of no other beneficial owner of five percent or more of the Corporation's Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of the Corporation. See "Transactions with Certain Shareholders".

AUDIT, ORGANIZATION & COMPENSATION AND NOMINATING COMMITTEES

     The Board of Directors has, among other Committees, an Audit Committee, an Organization & Compensation Committee and a Nominating Committee.

     The Audit Committee is composed of Messrs. Small (Chairman), Cohen, Hoag, Seitz and Wood and Mrs. Michelson. No officer of the Corporation or of any of its subsidiaries may serve on the Audit Committee. In 1995, the Committee met four times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Corporation and, to the extent the Committee deems appropriate, of the Corporation's subsidiaries; meeting with the Corporation's independent auditors to review their reports on their audits of the Corporation's accounts, their comments on the internal accounting controls and internal audit procedures of the Corporation and the action taken by management with regard to such comments; and recommending annually to the Board of Directors the appointment of the Corporation's independent auditors. The Committee has the power at its discretion to order interim and surprise audits and to perform such other duties as may be assigned to it from time to time by the Board of Directors.

     The Organization & Compensation Committee is composed of Messrs. Lindsay (Chairman), Small and Wood and Mrs. Michelson. No officer of the Corporation or any of its subsidiaries may serve on the Organization & Compensation Committee. In 1995, the Committee met six times. The Committee monitors the performance and oversees the promotion of the senior executive officers of the Corporation and its principal operating subsidiaries and periodically consults with the Chief Executive Officer and other members of senior management regarding the development of qualified replacements to succeed key executives and other aspects of succession planning. The Committee determines overall compensation policy for senior management of the Corporation, recommending to the Board of Directors new compensation programs or changes in existing programs which the Committee finds appropriate. Any action to be taken with regard to the salary of any employee of the Corporation or any of its subsidiaries, which is in excess of certain amounts, is subject to ratification by the Committee. In addition, the Committee performs administrative functions pursuant to The Chubb Corporation Director's Charitable Award Program, The Chubb Corporation Long-Term Stock Incentive Plan (1992) (the "Long-Term Stock Incentive Plan"), the Annual Incentive Compensation Plan (1994) (the "Annual Incentive Compensation Plan"), The Profit Sharing Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (1987) (the "Profit Sharing Plan (1987)"), The Chubb Corporation Investment Department/Chubb Asset Managers, Inc. Incentive Compensation Plan, the Stock Purchase Plan (1989) of The Chubb Corporation (the "Stock Purchase Plan (1989)") and The Chubb Corporation Stock Option Plan (1984) (the "Stock Option Plan (1984)") and ratifies certain awards made pursuant to incentive or bonus plans of subsidiaries of the Corporation.

     The Nominating Committee is composed of Mrs. Michelson (Chairperson) and Messrs. Cohen and Lindsay. The Committee seeks out, evaluates and recommends qualified nominees for election as Directors, considers Director performance before recommending re-election and makes recommendations concerning the size and composition of the Board. In 1995, the Committee met once. The Committee will consider Shareholder recommendations for Director upon receipt of appropriate biographical information and confirmation of the proposed nominee's bona fide intent to serve on the Board of Directors if nominated and elected. For additional information on this process, Shareholders should write to Henry
G. Gulick, Vice President and Secretary, The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

DIRECTORS' ATTENDANCE

     In fiscal year 1995, there were four meetings of the Board of Directors of the Corporation. All of the incumbent Directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

DIRECTORS' COMPENSATION

     All Directors of the Corporation are also directors of three of the Corporation's subsidiaries: Federal, Vigilant and Chubb Life. Certain of the Corporation's Directors are also directors of other subsidiaries of the Corporation. It is the practice of the Corporation's Board of Directors to hold concurrent meetings with the Boards of Directors of Federal, Vigilant and Chubb Life.

     Each Director receives an annual stipend in the amount of $25,000, all of which is paid by the Corporation. In addition, a meeting fee of $1,000 is paid to Directors for each meeting of the Board of Directors attended, of which the Corporation, Federal, Vigilant and Chubb Life each pay $250. Directors receive a fee of $1,000 for each Committee meeting attended. In those instances where Committees of the Corporation, Federal, Vigilant and Chubb Life meet concurrently, each shares proportionately in the payment of the fee. In addition, members of the Finance Committee, the Executive Committee, the Organization & Compensation Committee, the Audit Committee and the Pension and Profit Sharing Committee receive an annual stipend from the Corporation of $5,000. The Chairmen of the Audit Committee and of the Organization & Compensation Committee receive annual stipends from the Corporation of $10,000 for service on those committees in lieu of the foregoing committee stipends. Members of the Life Advisory Committee of Chubb Life receive an annual stipend of $5,000 in addition to a fee of $1,000 for each Committee meeting attended, both of which are paid by Chubb Life. Directors who are officers of the Corporation receive meeting fees for attendance at Directors' meetings only and do not receive stipends or fees for Committee meetings.

     For the year 1995, Messrs. Chubb, Harder, a Director not standing for re-election, and O'Hare also received directors' fees from certain subsidiaries of the Corporation totalling $1,500, $3,500 and $2,000, respectively.

     In connection with the establishment of the International Advisory Board of The Chubb Corporation, Messrs. O'Hare, Scholey and Seitz each received meeting fees totalling $5,000 in 1995.

     Pursuant to the Deferred Compensation Plan for Non-Employee Directors adopted by the Corporation in 1987, Directors may elect to defer, until a date specified, receipt of all or a portion of their compensation. This plan provides that, in addition to a Cash Account upon which amounts deferred earn interest compounded quarterly, at the prime rate of Citibank, N.A. in effect on certain specified dates, amounts deferred may also be allocated to a Market Value Account, the value of which is based upon the market value of the Corporation's Common Stock from time to time, a Shareholder's Equity Account, the value of which is based upon the book value of the Corporation's Common Stock established on an annual basis, or a combination of such accounts. At its regular Board meeting in December 1995, the Board of Directors adopted guidelines suggesting that eligible Non-Employee Directors voluntarily defer 50% of all stipends into the Market Value Account starting in 1996. At March 4, 1996, deferred compensation accounts were maintained for eleven Directors, all of whom are currently deferring compensation pursuant to this plan. For 1995, Directors deferred receipt of $297,250 of compensation from the Corporation and its subsidiaries. At December 31,

1995, the aggregate account values reflecting Directors' deferrals and earnings on such deferrals were as follows: $1,657,924 for the Market Value Account, $1,073,972 for the Shareholder's Equity Account and $15,028 for the Cash Account.

DIRECTOR'S CHARITABLE AWARD PROGRAM

     Effective January 1, 1992, the Corporation established the Director's Charitable Award Program. Under the Program, which is administered by the Organization & Compensation Committee, each non-employee Director following his or her first election to the Board of Directors by Shareholders may recommend that the Corporation direct one or more charitable contributions totalling $500,000 to eligible tax exempt organizations. Generally, eligible Directors are paired, and contributions are made to the organizations selected by a Director upon the death of the second paired Director. At March 4, 1996, twelve eligible Directors were participating in the Program. The Program may be funded by the Corporation through, among other vehicles, the purchase of life insurance policies on the lives of the Directors. Individual Directors derive no financial benefit from this Program since all charitable deductions accrue solely to the Corporation. The Program may be terminated at any time by the Organization & Compensation Committee.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Chubb Corporation Stock Option Plan for Non-Employee Directors (1988) was adopted by the Board of Directors and approved by Shareholders in 1988 and was amended, extended and renamed The Chubb Corporation Stock Option Plan for Non-Employee Directors (1992) (the "1992 Non-Employee Directors Plan") by the Board of Directors and approved by Shareholders in 1992. The 1992 Non-Employee Directors Plan provides that an aggregate of 300,000 shares of Common Stock of the Corporation are available for issuance upon exercise of options granted thereunder. The 1992 Non-Employee Directors Plan shall terminate on the day following the 1997 Annual Meeting of Shareholders. The Board of Directors has unanimously recommended the extension and amendment of the 1992 Non-Employee Director Plan by Shareholders at the 1996 Annual Meeting. See "Proposal to Approve The Chubb Corporation Stock Option Plan for Non-Employee Directors
(1996)". If the 1996 Non-Employee Directors Plan is approved by Shareholders, the 1992 Non-Employee Directors Plan will terminate the day after the 1996 Annual Meeting.

     The 1992 Non-Employee Directors Plan is administered by the Board of Directors. Only Eligible Directors, as defined, are eligible for grant of options under the 1992 Non-Employee Directors Plan. There are currently twelve Eligible Directors. Following the election of Directors, as of the date of each Annual Meeting that occurs while the 1992 Non-Employee Directors Plan is in effect, each individual who is then an Eligible Director will be granted an option to purchase 2,000 shares of Common Stock of the Corporation. The purchase price per share of the Common Stock deliverable upon exercise of the option shall be 100% of the fair market value per share of Common Stock on the day the option is granted.

     Options granted under the 1992 Non-Employee Directors Plan are nonstatutory options. The options shall be exercisable in whole or in part at all times after the date of grant. All outstanding options held by an optionee shall be automatically canceled upon termination of the optionee's service as an Eligible Director, except for terminations due to retirement and under certain other specified circumstances.

     In the case of certain mergers, consolidations or combinations of the Corporation with or into other corporations, or in the event of a Change of Control of the Corporation, as defined, the holder of each option then outstanding shall, unless the Board of Directors determines otherwise, have the right to receive on the date or effective date of such event a cash payment in an amount calculated as set forth in the 1992 Non-Employee Directors Plan.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

I.  SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                  ------------------------
                                                                    AWARDS
                                                                  ----------
                                                                  SECURITIES     PAYOUTS
                                      ANNUAL COMPENSATION         UNDERLYING    ----------    ALL OTHER
                                 -----------------------------     OPTIONS/        LTIP        COMPEN-
  NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)    BONUS(2)      SARS(3)      PAYOUTS(4)    SATION(5)
-------------------------------  -----  --------    ----------    ----------    ----------    ----------
Dean R. O'Hare.................   1995  $803,116    $1,227,390      20,040       $342,810      $141,631
 Chairman, President and          1994   765,232       628,260      12,000        289,229       116,504
 Chief Executive Officer          1993   735,270       661,275      12,000        250,113       121,958
Percy Chubb, III...............   1995   356,462       579,915       8,400        115,733        60,955
 Vice Chairman                    1994   340,770       275,007       5,000        102,868        46,619
                                  1993   326,001       269,285       4,500        100,045        48,897
Robert P. Crawford, Jr.........   1995   295,001       568,321       9,260        124,313        57,316
 Executive Vice President         1994   260,001       298,559       5,000         89,951        37,553
                                  1993   212,500       143,275       4,500         84,450        31,795
John J. Degnan.................   1995   260,001       456,482       6,800        111,443        44,092
 Senior Vice President            1994   235,000       194,026       4,000         89,951        34,227
                                  1993   207,307       133,173       3,500         62,528        31,701
Edward Dunlop..................   1995   246,985       346,278       6,180        102,863        41,164
 Senior Vice President            1994   222,193       175,952       3,400         86,761        32,110
                                  1993   210,001       165,058       3,500         81,287        33,036

---------------

(1) Includes directors fees for 1995, 1994 and 1993 of $11,000, $6,000 and $7,000 for Mr. O'Hare and $5,500, $6,000 and $7,000 for Mr. Chubb.

(2) Includes amounts paid for such years under the Annual Incentive Compensation Plan and for 1994 and 1995 under the Profit Sharing Plan (1987) and for 1993 a special 1% payment in lieu of profit sharing and also includes for Messrs. O'Hare, Chubb and Dunlop amounts paid for such years and for Messrs. Crawford and Degnan amounts paid for 1994 and 1995 in settlement of equity share awards under the Long-Term Stock Incentive Plan and includes for 1995 for Mr. Degnan an award of unrestricted shares of Common Stock of the Corporation under the Long-Term Stock Incentive Plan. Payments in settlement of equity share awards were made in cash for 1995 and for 1994 and 1993 partly in cash and partly in convertible debentures. The convertible debentures are subordinated to the Corporation's other indebtedness and are convertible into shares of the Corporation's Common Stock at a conversion price which is equal to the fair market value of such stock on the date of issuance of the convertible debenture. The debentures have a ten year term and bear a market rate of interest fixed on the date of issuance. If the executive terminates employment prior to five years after the issuance of a debenture, the debenture, or the shares if conversion has occurred, are forfeited except for certain specified terminations. The debentures are non-transferable except in the event of death. Shares received upon conversion are also non-transferable (except in the case of death) for a period of five years after the date of conversion.

(3) Includes options granted in such years under the Long-Term Stock Incentive Plan.

(4) Includes payments made in settlement of performance share awards for Messrs. O'Hare, Chubb, Crawford and Degnan for the three year periods ended December 31, 1993 and 1994 and for the two year period ended December 31, 1995 and for Mr. Dunlop for the three year periods ended December 31, 1993, 1994 and 1995 under the Long-Term Stock Incentive Plan.

(5) Includes allocations for 1995, 1994 and 1993 under the qualified Capital Accumulation Plan and the Capital Accumulation Plan benefit equalization plan of $53,885, $49,369 and $48,691 for Mr. O'Hare, $23,622, $19,791 and
    $19,121 for Mr. Chubb, $22,364, $16,000 and $13,100 for Mr. Crawford,
    $17,284, $14,600 and $12,253 for Mr. Degnan and $16,171, $13,688 and $12,760
    for Mr. Dunlop and allocations for 1995, 1994 and 1993 under the ESOP qualified plan and the ESOP excess plan of $87,746, $67,135 and $73,267 for Mr. O'Hare, $37,333, $26,828 and $29,776 for Mr. Chubb, $34,952, $21,553 and
    $18,695 for Mr. Crawford, $26,808, $19,627 and $19,448 for Mr. Degnan and
    $24,993, $18,422 and $20,276 for Mr. Dunlop.

II.  OPTIONS/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------    POTENTIAL REALIZED
                                                % OF                                          VALUE
                                                TOTAL                                AT ASSUMED ANNUAL RATES
                                 NUMBER OF    OPTIONS/                                   OF STOCK PRICE
                                SECURITIES      SARS                                    APPRECIATION FOR
                                UNDERLYING   GRANTED TO   EXERCISE                       OPTION TERM(3)
                                 OPTIONS/     EMPLOYEES    OR BASE                   -----------------------
                                   SARS       IN FISCAL     PRICE      EXPIRATION
             NAME               GRANTED(1)     YEAR(2)    PER SHARE       DATE           5%          10%
------------------------------- -----------  -----------  ---------  --------------  ----------   ----------
Dean R. O'Hare.................    20,040        2.06%    $ 82.0625  June 8, 2005    $1,034,238   $2,620,961
Percy Chubb, III...............     8,400         .86     $ 82.0625  June 8, 2005       433,513    1,098,607
Robert P. Crawford, Jr.........     9,260         .95     $ 82.0625  June 8, 2005       477,896    1,211,083
John J. Degnan.................     6,800         .70     $ 82.0625  June 8, 2005       350,939      889,348
Edward Dunlop..................     6,180         .63     $ 82.0625  June 8, 2005       318,942      808,261

---------------

(1) The number of shares for each person represents a stock option granted under the Long-Term Stock Incentive Plan without a related stock appreciation right. These options are exercisable for 50% of the number of shares shown on June 9, 1996 and 100% on June 9, 1997. The exercise price for each stock option is the fair market value of the Corporation's Common Stock on the date of grant.

(2) Based on total grants during the year of 974,725 shares.

(3) The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the proxy rules and are not intended to forecast possible future appreciation in the price of the Corporation's Common Stock.

III.  AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END
     OPTION/SAR VALUE TABLE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING       VALUE OF UNEXERCISED
                                                                 UNEXERCISED          IN-THE-MONEY
                                                                OPTIONS/SARS          OPTIONS/SARS
                                                                  AT FY-END           AT FY-END(1)
                               SHARES ACQUIRED      VALUE       EXERCISABLE/          EXERCISABLE/
            NAME                 ON EXERCISE       REALIZED     UNEXERCISABLE        UNEXERCISABLE
-----------------------------  ---------------     --------     -------------     --------------------
Dean R. O'Hare...............          --                --     62,942/26,040      $2,114,661/$383,212
Percy Chubb, III.............          --                --     30,600/10,900       1,221,215/ 160,406
Robert P. Crawford, Jr. .....       2,600          $138,600     19,350/11,760         608,997/ 173,038
John J. Degnan...............          --                --     14,200/ 8,800         389,600/ 129,500
Edward Dunlop................       2,047          $ 81,108     10,785/ 7,880         241,809/ 115,950

---------------

(1) Based on a value per share at December 31, 1995 of $96.75.

IV.  LONG-TERM INCENTIVE PLAN AWARDS TABLE

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                             PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS
                                               NUMBER OF      OTHER PERIOD    UNDER NON-STOCK PRICE-BASED
                                             SHARES, UNITS       UNTIL             PLANS (UNITS OR $)
                                               OR OTHER      MATURATION OR    ----------------------------
                   NAME                        RIGHTS(1)         PAYOUT       THRESHOLD   TARGET   MAXIMUM
-------------------------------------------  -------------   --------------   ---------   ------   -------
Dean R. O'Hare.............................      4,200           1995-97        2,100      4,200    6,300
Percy Chubb, III...........................      2,000           1995-97        1,000      2,000    3,000
Robert P. Crawford, Jr.....................      2,300           1995-97        1,150      2,300    3,450
John J. Degnan.............................      1,500           1995-97          750      1,500    2,250
Edward Dunlop..............................      1,400           1995-97          700      1,400    2,100

---------------
(1) Includes performance share awards granted under the Corporation's Long-Term Stock Incentive Plan in 1995 with respect to the three year performance cycle ending December 31, 1997. The number of shares earned is dependent on the achievement of a specified earnings per share target established by the Organization & Compensation Committee for the three year period. Settlement of the awards may be in shares or cash or a combination of both in the discretion of the Organization & Compensation Committee.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Organization & Compensation Committee Report on pages 13 through 18 shall not be incorporated by reference into any such filings.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                     AMONG THE CORPORATION'S COMMON STOCK,
          THE STANDARD & POOR'S 500 STOCK INDEX, THE STANDARD & POOR'S
             PROPERTY AND CASUALTY INDEX AND THE STANDARD & POOR'S
                           MULTI-LINE INSURANCE INDEX


               1990    1991    1992    1993    1994    1995
               ----    ----    ----    ----    ----    ----
CHUBB           100     145     171     153     156     199
S&P 500(R)      100     130     140     155     157     215
S&P P&C(R)      100     125     147     144     151     205
S&P M-L(R)      100     133     152     170     179     263





---------------
* Assumes that the investment in the Corporation's Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

                  ORGANIZATION & COMPENSATION COMMITTEE REPORT

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Corporation's executive compensation program is designed to align Shareholder interests with business strategy, company values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of Shareholders by making a substantial portion of executive compensation depend upon the Corporation's financial performance and by encouraging stock ownership in the Corporation, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are among the most competitive in the industry, (iii) to reward individual results by recognizing performance through salary, annual cash incentive and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

     A position evaluation program establishes grade levels among all positions reflecting the importance and value of each position to the Corporation. A position's grade level determines a range of values within which the executive's compensation is administered.

     Executive officers' compensation includes: annual cash compensation (consisting of base salary and annual incentive awards paid in cash) and long-term incentive awards, as well as additional features which are available to most other employees of the Corporation and its subsidiaries, including profit sharing plans, pension plans, a stock purchase plan and an employee stock ownership plan, all of which allocate payments generally based on an individual's level of annual cash compensation.

     It is the general policy of the Corporation that executive officer compensation qualify for tax deductibility under the regulations under Section 162(m) of the Internal Revenue Code, which was added by the 1993 Omnibus Budget Reconciliation Act ("OBRA"). Under Section 162(m), which became effective January 1, 1994, in order to qualify for tax deductibility, payment of compensation in excess of $1 million to the chief executive officer and the four other highest paid executive officers must be made in accordance with performance criteria disclosed to and approved by Shareholders and pursuant to pre-established arrangements which, among other things, limit the exercise of discretion to increase the awards beyond the limits initially set. The Committee believes that mathematical formulas cannot always anticipate and fairly address every situation which may arise. For this reason, the Committee has historically retained the authority to adjust compensation awarded in light of extraordinary, unusual or non-recurring events. The Committee continues to believe that this reservation of authority, and its exercise under appropriate circumstances, operates in the best interests of the Corporation and its Shareholders even though in exercising such authority, compensation might not be deductible.

     The cornerstone of the Corporation's compensation program is to pay for performance. Other than base salary, all major elements of the Corporation's executive compensation programs vary directly with both corporate and individual performance. As part of that, the Committee sets difficult performance targets for its executives. The Committee also sets its total compensation target to be superior to industry peers, contingent upon superior performance. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

     Compensation at a peer group of insurance companies is monitored at least annually to ensure that the Corporation is achieving its competitive compensation goals. Compensation at a secondary group of broader financial service companies is used as an additional reference point for those senior executives whose talents could be sought by those firms.

     In 1995 the Committee completed a comprehensive review of the Corporation's executive officer compensation strategy working with a nationally recognized executive compensation consulting firm. This review resulted in actions by the Committee to more closely align, relative to peer groups in the insurance and financial services industries, the competitive position of the compensation potentially available to executive officers of the Corporation. These actions included: effective 1995, increasing stock option grant guidelines 15% to 25%, dependent on the executive officer's position, and increasing performance share award guidelines

50%; and effective 1996, increasing annual cash incentive targets 5% to 25% based on the executive officer's position and replacing equity share/convertible debenture awards in favor of performance-based restricted stock grants.

ANNUAL CASH COMPENSATION

     Amounts paid as base salary, including merit salary increases, are determined by the executive's performance, placement in the salary range established for the executive's position and the salaries offered in the industry for comparable positions. Outside independent consultants are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Committee monitors and approves changes in base salary for senior executive officers (including the executive officers named in the Summary Compensation Table). Promotional salary increases reflect the executive's movement from one grade level to another and are granted when earned.

     The Committee sets and approves the formulas which establish the amounts available for annual incentive awards. For 1995, incentive awards paid to most executive officers were determined under the Annual Incentive Compensation Plan. This plan's formula measures the Corporation's performance, including combined loss and expense ratio ("combined ratio"), net income and return on equity against the results of an industry comparison group. Net income under this formula is the Corporation's investment income arising from the property and casualty insurance business and underwriting profit or loss from that business. Each year the Committee approves goals for the combined ratio and net income based on the outlook for business conditions that year. After the close of business each year, the formula takes into account how well the Corporation performed against its own goals and how well it performed against an industry comparison group's average combined ratio and return on equity. Included in this industry comparison group are four out of the seven companies which, along with the Corporation, comprise the Standard & Poor's Property and Casualty Index and three of the four companies which comprise the Standard & Poor's Multi-Line Insurance Index used in the Performance Graph on page 13 as well as two other insurance companies against which the Corporation has over time compared itself.

     The annual incentive pool actually paid is determined by weighing the combined ratio result as well as the net income and return on equity results to generate a total award pool under the Plan. A percent is applied to the target dollar award pool for each job grade to develop a final cash award pool. The pool can range from 0% to 200% of the target dollar award for all participants covered by the Plan.

     Amounts actually paid for annual incentive awards to executives are based on the executive's individual performance and salary grade midpoint. Where applicable, individual performance is judged on the following considerations: profit, growth, expense control, productivity, leadership, staff development, diversity management, performance/compensation management, innovation, collaboration and internal/external customer service. Awards are approved by the Committee based upon recommendations by management after year end. Over the past few years, annual cash compensation has been administered to slow the growth in base salaries and place a greater proportion of the executive's annual cash compensation at risk through the variable amounts available for an annual incentive award.

     Other annual cash incentive plans in which certain executive officers participate include the Bellemead Development Corporation Incentive Compensation Plan (the "Bellemead Incentive Plan"), the Chubb LifeAmerica Incentive Compensation Plan (the "Chubb Life Incentive Plan"), The Chubb Corporation Investment Department/Chubb Asset Managers, Inc. Incentive Compensation Plan (the "Investment Department Incentive Plan"), The Profit Sharing Plan (1987), The Bellemead Profit Sharing Plan and the Chubb Life Profit Sharing Plan. The Bellemead Incentive Plan and the Chubb Life Incentive Plan are each based on a formula which measures the achievement of actual net income against planned net income. The Investment Department Incentive Plan provides both annual and long-term cash awards which are competitive with those provided by similar financial institutions, including property and casualty insurance companies and banks. Such awards are granted to the Corporation's investment professionals and are based on results measured against market indices which represent standards of investment performance regularly used by investment analysts to compare and analyze the performance of investment professionals responsible for managing a particular asset class. The Profit Sharing Plan (1987) provides employees of the Corporation and its participating subsidiaries with cash awards on a sliding scale of 0% to 4% of a participant's eligible compensation based on a schedule relating to the consolidated return on premiums earned by the property and casualty insurance subsidiaries of the Corporation. The Bellemead Profit Sharing Plan provides for cash awards on a sliding scale of 0% to 10% of a participant's annual compensation depending upon the relationship of planned to actual net income for the year. The Chubb Life Profit Sharing Plan provides for cash awards on a sliding scale of 0% to 11% of a participant's annual compensation depending on Chubb Life's annual results.

LONG-TERM INCENTIVE AWARDS

     Long-term incentive awards are made under the Long-Term Stock Incentive Plan. The Long-Term Stock Incentive Plan, which is administered by the Committee, is an omnibus plan and provides stock based awards to eligible employees which include most levels of management as well as the Corporation's executive officers. The Plan was designed in consultation with a nationally recognized executive compensation consulting firm which periodically provides advice with regard to the ongoing administration of the Plan. Awards granted to executive officers include stock options, performance share awards, restricted stock awards and equity share/convertible debenture awards.

     Stock option awards are based on guidelines that provide for larger awards commensurate with position levels and that reflect competitive grant practices of a primary comparison group within the insurance industry and a secondary comparison group within the broader financial services industry. Included in the primary comparison group are four of the seven companies which, along with the Corporation, comprise the Standard & Poor's Property and Casualty Index, three of the four companies which comprise the Standard & Poor's Multi-Line Index and two additional insurance companies against which the Corporation has over time compared itself. The secondary comparison group is comprised of fifteen financial services companies, including a member of the Standard & Poor's Property and Casualty Index, reflecting the fact that the Corporation, while principally engaged in the business of insurance, also operates generally within the financial services industry. The number of option shares granted to an executive in any year may vary based upon the most recent assessment of the executive's performance.

     Performance share awards are generally granted annually and are earned based on earnings per share targets or other selected corporate financial goals for three year performance periods. As with options, the number of performance shares granted is based on position level and the executive's most recent level of performance. Payment values are dependent on the Corporation's stock price at the end of the performance period, thus linking executives' interests directly with Shareholders, as well as the achievement of selected corporate financial goals. In 1995, a performance goal was established for the three year performance period ending in 1997 reflecting a cumulative operating earnings per share target for such period. In determining operating income under performance share award calculations for the three year performance period ended December 31, 1995, the Committee eliminated the effect of the previously disclosed 1993 third quarter net charge to income of $357.5 million after taxes (the "third quarter charge") relating to two unrelated events, the Fibreboard asbestos litigation settlement and the commutation of a medical malpractice reinsurance agreement.

     Restricted stock awards are generally granted as an alternative to performance shares to a limited number of executive officers in positions requiring specialized skills and knowledge that do not entail the broad management responsibilities most appropriately tied to performance share grants.

     With respect to equity share/convertible debenture awards, the Committee approved a profit participation pool which historically has not exceeded one-half of one percent of the Corporation's operating income above a ten percent return on beginning equity. Certain percentage amounts of the pool were allocated to selected senior corporate executives based on their potential performance and long range contribution to the Corporation. Awards earned for 1995 were paid in cash. As previously noted, the Committee has determined to discontinue use of equity share/convertible debenture awards in 1996.

CEO COMPENSATION

     Mr. O'Hare is a participant in all of the aforementioned components of the compensation program except restricted stock awards. The value of his compensation from each component of the program is a direct reflection of both his individual performance and the Corporation's performance as described below.

     Mr. O'Hare's salary was reviewed in September 1995 under the Corporation's normal merit guidelines. Based upon the Committee's judgment that his performance was excellent during the 15 month review period, Mr. O'Hare received an increase of 5.8%. The principal performance criteria considered by the Committee were the Corporation's key financial measures such as growth in earnings per share, net income, operating income, return on equity and revenue against established targets. Additional criteria considered were global expansion, industry leadership, corporate citizenship and succession planning.

     Mr. O'Hare's annual cash incentive award for 1995 was $1,000,000, which represents an increase of 80% from the incentive award paid for 1994. The Corporation achieved a combined loss and expense ratio of 96.8%, which outperformed the combined ratio average of 108.1% for the industry comparison group referred to above under the discussion concerning Annual Cash Compensation. In addition, the Corporation outperformed its net income (as defined) goal and achieved an operating earnings return on equity of 12.9%, which surpassed the industry comparison group's average of 9.5%. The Committee determined that Mr. O'Hare's leadership skills and financial management talent contributed substantially to these results and reflected this in the incentive award paid to him. Mr. O'Hare, as did all other eligible employees, received a payment of three percent (3%) of eligible compensation for the 1995 plan year pursuant to the terms of the Profit Sharing Plan (1987).

     In March 1995, Mr. O'Hare was granted 4,200 performance shares for the three year performance period ending December 1997. In June 1995, Mr. O'Hare was granted stock options for 20,040 shares. This grant was designed to reflect the repositioning of the executive officer compensation strategy as described above under the "Executive Officer Compensation Policies" section of this report. As this repositioning was approved and effective as of June 1995, in order to comply with regulations under Section 162(m) of the Internal Revenue Code, Mr. O'Hare was not granted additional performance shares which he otherwise would have been granted under the revised grant guidelines as they would not have qualified for tax deductibility. Instead, the Committee granted Mr. O'Hare approximately three additional options for each performance share he would have, but did not receive. The Committee recognized that the Corporation achieved outstanding results in 1994 as measured by, among other things, the principal performance criteria described above. The Committee decided to award grants that were highly competitive within the insurance and financial services industry described above under the general discussion concerning Long-Term Incentive Awards. Each of the grants is near the top of the grant guideline range which the Committee has established for Mr. O'Hare's position.

     With respect to performance shares granted in March 1994 for the two year performance period which ended December 1995, the cumulative earnings per share during this performance period was slightly below the target established by the Committee in 1994. On this basis, Mr. O'Hare earned performance shares having a value of $342,810, compared with the performance share award payment made last year of $289,229.

     Based on the Corporation's operating income, Mr. O'Hare was paid a gross equity share award of $186,977 for 1995 results. This compares with his gross 1994 equity share award of $60,918. After applying appropriate tax withholding, the net amount of the award was paid to Mr. O'Hare in cash. The Committee believes that the percentage of the profit participation pool granted to Mr. O'Hare reflects his contribution to the Corporation's results and directly relates to the financial interests of Shareholders, management and employees.

     Total compensation reported for Mr. O'Hare for 1995, including payment of performance shares for the two year cycle ended December 31, 1995, was $2,514,947 which is 40% more than his corresponding 1994 total compensation of $1,799,225.

     The foregoing report has been furnished by the following members of the Board of Directors of the Corporation who comprised the Organization & Compensation Committee, including Mr. Cohen who resigned from the Committee as of March 1, 1996:

Robert V. Lindsay (Chairman)     Joel J. Cohen
G. G. Michelson                  Lawrence M. Small
                  Richard D. Wood

                                PENSION PROGRAM

     Eligible employees of the Corporation and certain of its subsidiaries participate in The Pension Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (the "Pension Plan"). As in effect during 1995, the Pension Plan provides to each such employee annual retirement income beginning at age 65 equal to the product of (x) the total number of years of participation in the Pension Plan (but not more than 35 years) and (y) the difference between
(i) 1 3/4% of average compensation for the five years in the last ten years of participation prior to retirement during which the employee was most highly paid ("final average earnings") and (ii) an amount related to the employee's primary Social Security benefit.

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose maximum limitations on the annual amount of a pension which may be paid under a funded defined benefit plan such as the Pension Plan. The Pension Plan complies with these limitations. The Board of Directors adopted, effective as of January 1, 1976, an unfunded benefit equalization plan of the type permitted by ERISA which will provide annual payments to persons who are participants under the Pension Plan and their beneficiaries. Such payments will be equal to the difference between (a) the benefits which would be payable to such persons under the Pension Plan, without taking into consideration the limitations imposed by ERISA and the Code, and (b) the maximum annual benefits to which such persons are entitled under the Pension Plan by reason of such limitations.

     The table which follows shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years-of-service classifications under the Pension Plan and the unfunded benefit equalization plan (referred to collectively as the "Pension Program"). The retirement benefits shown are based upon retirement at the age of 65 and computed on the basis of straight life annuity benefits. Such benefits, as shown in the following table, are subject to an offset of an amount related to the primary Social Security benefits in an amount approved by the Internal Revenue Service in effect at the time of retirement.

             ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE AT AGE 65
                          STRAIGHT LIFE ANNUITY BASIS
                        TO AN EMPLOYEE RETIRING IN 1996

                                                      YEARS OF CREDITED SERVICE
   FINAL                         -------------------------------------------------------------------
  AVERAGE                                                                                    35 OR
 EARNINGS                           15             20             25             30          MORE
-----------
$   100,000 .................... $ 26,250       $ 35,000       $ 43,750       $ 52,500     $  61,250
    200,000 ....................   52,500         70,000         87,500        105,000       122,500
    300,000 ....................   78,750        105,000        131,250        157,500       183,750
    400,000 ....................  105,000        140,000        175,000        210,000       245,000
    500,000 ....................  131,250        175,000        218,750        262,500       306,250
    600,000 ....................  157,500        210,000        262,500        315,000       367,500
    700,000 ....................  183,750        245,000        306,250        367,500       428,750
    800,000 ....................  210,000        280,000        350,000        420,000       490,000
    900,000 ....................  236,250        315,000        393,750        472,500       551,250
  1,000,000 ....................  262,500        350,000        437,500        525,000       612,500
  1,100,000 ....................  288,750        385,000        481,250        577,500       673,750
  1,300,000 ....................  341,250        455,000        568,750        682,500       796,250
  1,500,000 ....................  393,750        525,000        656,250        787,500       918,750
  1,600,000 ....................  420,000        560,000        700,000        840,000       980,000
  1,700,000 ....................  446,250        595,000        743,750        892,500     1,041,250

     Remuneration covered by the Pension Program includes salary (including salary contributed to the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates), overtime and awards under the Annual Incentive Plan (1984), the Annual Incentive Compensation Plan (1994), the Bellemead Incentive Plan, the Chubb Life Incentive Plan, the Investment Department Incentive Plan and the Profit Sharing Plan (1987) in the year paid rather than the year earned and, effective January 1, 1992, includes awards under the Bellemead Profit Sharing Plan and the Chubb Life Profit Sharing Plan.

     With respect to the individuals named in the Summary Compensation Table on page ten, Messrs. Chubb, Crawford, Degnan, Dunlop and O'Hare have 35, 29, 4,
29 1/2 and 28 1/2 years of credited service, respectively, and their 1995 remuneration for purposes of the Pension Program was $595,510, $563,101, $435,751, $407,707 and $1,359,458, respectively.

EXECUTIVE SEVERANCE AGREEMENTS

     Pursuant to a recommendation by the Organization & Compensation Committee and authorization by the Board of Directors, the Corporation has in force severance agreements with six executive officers of the Corporation. Each agreement becomes operative only upon a "Change in Control" that occurs when the officer is in the employ of the Corporation. Under the agreements, a "Change in Control" occurs if (a) following a tender or exchange offer for voting securities of the Corporation, a proxy contest for election of the directors, or a merger or consolidation or sale of all or substantially all of its business or assets, its directors immediately prior to such event cease to constitute a majority of the Board of Directors when such event occurs or within one year thereafter or (b) any person or group acquires 25% or more of the outstanding voting securities of the Corporation without prior approval by a majority of the Directors then in office. Such agreements have an initial term of two years and are automatically extended for successive two year periods unless the Corporation gives one year's prior notice that it is terminating an agreement at the end of the then current two year period.

     If a change in control occurs and the officer's employment with the Corporation terminates within two years thereafter (other than by reason of death, disability, retirement at normal retirement age, discharge for cause, or voluntary termination by the officer except for Good Reason), the officer becomes entitled to the severance benefits described below. Termination for "Good Reason" means termination because of, among other things, the involuntary assignment of such officer to duties inconsistent with the officer's position prior to such change in control; reduction of the officer's base salary or bonus; the Corporation acting with adverse effect upon the officer's benefits under any benefit plans in which the officer is participating at the time of such change in control; or a determination made by the officer in good faith that as a result of such change in control the officer cannot discharge the officer's duties effectively.

     Upon such termination, the officer's severance benefits shall equal a multiple of the sum of (i) one year's salary at the annual rate in effect at the time of the change in control and (ii) the average of the officer's annual awards under the Corporation's, Bellemead's and Chubb Life's incentive compensation plans for the three years preceding such change in control. The multiple is four in the case of Mr. O'Hare and two in the case of the other officers. Also, the Corporation must maintain in force the insurance and disability benefits available to the officer immediately prior to the change in control, or their equivalents, for two years after such termination or until the earlier commencement of new, full-time employment by the officer. The officer is not required to mitigate the amount of any payments by seeking other employment. The Corporation must pay all legal fees and expenses incurred by the officer as a result of such termination, including any incurred in seeking to enforce the severance agreement.

     As of March 4, 1996, payments to the officers with whom the Corporation has severance agreements would have been as follows: Mr. Percy Chubb, III, $1,316,402; Mr. Robert P. Crawford, Jr., $1,182,068; Mr. John J. Degnan, $964,068; Mr. Donn H. Norton, $766,667; Mr. Dean R. O'Hare, $6,006,670 and Ms.
Theresa M. Stone, $800,668. The Corporation does not believe that payment of these amounts would have a material adverse effect on the financial or operating condition of the Corporation. The Long-Term Stock Incentive Plans provide for the accelerated payment or vesting of awards granted under such plans in the event of a Change in Control of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Organization & Compensation Committee is composed of Messrs. Lindsay (Chairman), Small and Wood and Mrs. Michelson. No current or former officers or employees of the Corporation or any of its subsidiaries serves on the Organization & Compensation Committee and no executive officer of the Corporation has served on the compensation committee of another corporation.

     Mr. Joel J. Cohen was a member of the Organization & Compensation Committee until his resignation from the Committee as of March 1, 1996. Mr. Cohen is a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), which firm provides securities brokerage services to the Corporation and its subsidiaries. In addition, certain subsidiaries of the Corporation participate as limited partners in an investment partnership of which DLJ Merchant Banking Inc. is the managing general partner.

     Mr. Lawrence M. Small is President and Chief Operating Officer of Fannie Mae. The Corporation and its subsidiaries purchase, in the ordinary course of business, debt securities guaranteed by Fannie Mae.

     The Corporation believes that the above transactions were effected on terms as favorable to the Corporation and its subsidiaries as could have been obtained from other sources in view of the nature of the services rendered.

TRANSACTIONS WITH DIRECTORS AND THEIR ASSOCIATES

     Messrs. Cohen and Small are affiliated with organizations that did business with the Corporation and its subsidiaries during 1995. See "Compensation Committee Interlocks and Insider Participation."

     Senator Rudman is a Partner of Paul, Weiss, Rifkind, Wharton & Garrison, which firm has acted as counsel to a subsidiary of the Corporation.

     Sir David G. Scholey is former Chairman and Chief Executive Officer of SBC Warburg Group plc, an investment banking firm, which through its affiliate companies during 1995 provided certain securities transaction services to the Corporation and its subsidiaries.

     Ambassador Raymond G. H. Seitz is a Senior Managing Director of Lehman Bros. International (Europe), which firm provides securities transaction services to the Corporation and its subsidiaries.

     The Corporation believes that the above transactions were effected on terms as favorable to the Corporation and its subsidiaries as could have been obtained from other sources in view of the nature of the services rendered.

     In 1995, various subsidiaries of the Corporation had transactions in the ordinary course of their business with certain Directors and officers of the Corporation and their associates in connection with policies of insurance issued to them by such subsidiaries. All employees of the Corporation and certain of its subsidiaries are offered the opportunity to obtain property and casualty and life and health personal insurance from various subsidiaries of the Corporation at a price representing a maximum discount of 10% from the regular price.

TRANSACTIONS WITH CERTAIN SHAREHOLDERS

     The Corporation has relationships with insurance companies which are subsidiaries of Sun Alliance, an insurance holding company organized under the laws of England (collectively, the "Sun Group"). As reported, the Sun Group as of March 4, 1996 was the beneficial owner of approximately 5.16% of the Corporation's Common Stock, acquired solely for the purpose of investment.

     The Corporation's property and casualty insurance subsidiaries reinsure a portion of their United States insurance business on a quota share basis with one of the Sun Group companies. In 1995, this Sun Group company's premiums earned arising from such reinsurance were $520,528,000. Pursuant to the contract which governs the relationship, this Sun Group company pays to the Corporation's property and casualty insurance subsidiaries an override commission and a profit commission, the latter determined by the prior year's results of that business. Such payments were $8,463,000 and $1,110,000, respectively, in 1995. Pursuant to an agreement effective January 1, 1992, Chubb & Son Inc. provides staff for several of the Sun Group companies on a cost reimbursement basis. The amount of the cost reimbursement for 1995 under this agreement was approximately $162,000.

     A wholly-owned subsidiary of the Corporation assumes reinsurance on a quota share basis from members of the Sun Group with respect to certain of the Sun Group's property and casualty insurance business. Assumed reinsurance premiums earned from this business amounted to $340,767,000 for the year 1995. Members of the Sun Group receive profit commissions which are determined by the results of that business. In 1995, commission payments of approximately $2,043,000 were made.

     Effective January 1, 1996, the agreements pertaining to the exchange of reinsurance between the Corporation's property and casualty insurance subsidiaries and members of the Sun Group referred to above were amended to reduce the portion of each company's business that is reinsured with the other. As a result, the Corporation's property and casualty insurance subsidiaries will retain a greater portion of the business they write directly and will reduce the amount of reinsurance they assume from the Sun Group.

     The Corporation's property and casualty insurance subsidiaries entered into a stop loss reinsurance agreement with a subsidiary of the Sun Group, effective year end 1985, relating to medical malpractice loss reserves. In 1995, the property and casualty subsidiaries recovered $11,623,000 of loss and loss adjustment expenses from the Sun Group under this agreement. The agreement provided for contingent profit sharing payments to the property and casualty insurance subsidiaries computed as of December 31, 1990, December 31, 1992 and December 31, 1994. Based on the profit sharing computation as of December 31, 1994, the property and casualty insurance subsidiaries received $20,062,000 in January 1995. The agreement also included a commutation provision under which the property and casualty insurance subsidiaries had an option to reassume the remaining liability of the Sun Group as of December 31, 1995. The property and casualty subsidiaries exercised this option, which resulted in an amount due from the Sun Group to the property and casualty insurance subsidiaries of $191,194,000 and a reduction in reinsurance recoverable from the Sun Group of $66,194,000. The difference of $125,000,000 represents a return premium to the property and casualty insurance subsidiaries and was recognized as such in 1993. The amount due from the Sun Group was received in January 1996.

     Wholly-owned subsidiaries of the Corporation have entered into two joint ventures with Sun Group companies to market homeowners insurance and surety bonds, respectively.

     Additionally, in the regular course of their international business, the Corporation's property and casualty insurance subsidiaries may and do assume and cede reinsurance to and from members of the Sun Group, as they do with other insurers on similar terms and conditions.

     The Corporation believes that such transactions are all on terms as favorable to the Corporation as those available from unrelated third parties.

                   PROPOSAL TO APPROVE THE CHUBB CORPORATION
                   ANNUAL INCENTIVE COMPENSATION PLAN (1996)

INTRODUCTION

     Pursuant to the Corporation's Annual Incentive Compensation Plan (1994) (the "1994 Cash Incentive Plan"), key employees of the Corporation and its subsidiaries are eligible to receive annual cash bonuses based on achievement by the Corporation of target financial goals and management's assessment of each participant's individual performance during that year. In order to enable the Corporation to continue to attract, reward and retain employees whose efforts are largely responsible for the Corporation's overall success and to qualify annual cash bonus payments to certain executive officers for favorable tax treatment under new tax rules, the Board of Directors adopted, and in April 1994 the Shareholders approved, the 1994 Cash Incentive Plan. The new tax rules are contained in Section 162(m) of the Internal Revenue Code and require that certain complying plans be approved by shareholders at least every five years and that certain major amendments be approved by shareholders. After examining the Corporation's overall compensation structure in consultation with a nationally recognized independent compensation consulting firm, the Organization and Compensation Committee of the Board of Directors (the "Committee") has concluded that the maximum annual payment to a "covered employee" under Section 162(m) of the Internal Revenue Code under the 1994 Cash Incentive Plan should be increased from $1,500,000 to $2,500,000 and that the prior limitation with respect to individual awards of 150% of a salary grade midpoint should be eliminated. Since the change in the maximum annual payment requires shareholder approval it was also concluded to have the entire plan, as amended and renamed the Annual Incentive Compensation Plan (1996) (the "1996 Cash Incentive Plan") submitted for shareholder approval to comply with the periodic shareholder approval requirement of Section 162(m) and the regulations thereunder. If the 1996 Cash Incentive Plan is not approved by Shareholders, the 1994 Cash Incentive Plan will remain in effect as previously approved by Shareholders.

SUMMARY OF THE 1996 CASH INCENTIVE PLAN

     The following summary of the 1996 Cash Incentive Plan is qualified in its entirety by reference to the complete text of the 1996 Cash Incentive Plan, which is attached to this Proxy Statement as Exhibit A.

     The Committee is authorized to administer the 1996 Cash Incentive Plan in accordance with its terms. Each year, the Committee selects participants from the officers and key employees of the Corporation and its subsidiaries. The Committee establishes target awards for the year by salary grade or other standards and establishes a target award pool which is the sum of the target awards for such year for all participants. The Committee also establishes target financial goals for such year under which from 25% to 200% of the target award pool can become available for payment.

     Target awards are based on the Corporation's combined loss and expense ratio ("combined ratio") and net income, which is investment income arising from the property and casualty insurance business and underwriting profit or loss from that business, and a comparison of the combined ratio and return on equity with those of key competitors.

     After the close of the fiscal year, the Committee determines what part of the target award pool is available for payment based on the achievement of the target financial goals. The Committee then, based on these results and upon management's assessments of each participant's individual performance during the year, determines what part, if any, of the participant's target award shall be paid. The Committee is under no obligation to pay all of the available target award pool for a year and in no event can the total amount paid under the 1996 Cash Incentive Plan for a year exceed 200% of the target award pool for such year. In addition, no participant who is a "covered employee" under Section 162(m) of the Internal Revenue Code may receive an award under this Plan greater than $2,500,000.

     All payments under the 1996 Cash Incentive Plan are made in cash as soon as practicable after the close of a fiscal year, except that under uniform rules established by the Committee, participants may be given the opportunity to defer such payments.

     While the benefits to be paid for 1996 and future years have not yet been determined by the Committee, the following table shows the amounts paid for 1995 under the existing 1994 Cash Incentive Plan:

                          NAME AND PRINCIPAL POSITION                         AMOUNT PAID
    ------------------------------------------------------------------------  -----------
    Dean R. O'Hare..........................................................  $ 1,000,000
      Chairman and Chief Executive Officer
    Percy Chubb, III........................................................      450,000
      Vice Chairman
    Robert P. Crawford......................................................      430,000
      Executive Vice President
    John J. Degnan..........................................................      304,000
      Senior Vice President
    Edward Dunlop...........................................................      250,000
      Senior Vice President
    All current executive officers as a group...............................    3,816,500
      (18 persons including those named above)
    All employees as a group................................................   23,893,208

                            ------------------------

     The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting is required for approval of the proposal to adopt the 1996 Cash Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1996 CASH INCENTIVE PLAN.

                   PROPOSAL TO APPROVE THE CHUBB CORPORATION
                     LONG-TERM STOCK INCENTIVE PLAN (1996)

INTRODUCTION

     For many years, the Corporation has had in effect stock based incentive plans providing to management and key employees various types of awards, including stock options, performance shares and restricted stock, among others. These programs reflect the Board's continuing belief that stock ownership by senior management and other key employees serves to attract, retain and motivate such personnel and benefits the Corporation by giving such individuals a personal financial interest in the Corporation's continued success. Authority to grant awards under the Corporation's current Long-Term Stock Incentive Plan
(1992) (the "1992 Long-Term Incentive Plan") expires on December 31, 1996. After consultation with a nationally recognized independent compensation consulting firm, the Organization & Compensation Committee of the Board of Directors (the "Committee") recommended, and in March 1996 the Board of Directors adopted, subject to Shareholder approval, The Chubb Corporation Long-Term Stock Incentive Plan (1996) (the "1996 Long-Term Incentive Plan"). The 1992 Long-Term Incentive Plan will continue in effect until December 31, 1996 in accordance with its terms.

     The 1996 Long-Term Incentive Plan authorizes 4,365,000 new shares plus up to an additional 2,635,000 shares to the extent shares are reacquired by the Corporation after April 23, 1996.

     The 1996 Long-Term Incentive Plan is essentially the same as the 1992 Long-Term Incentive Plan except for certain amendments, described below. First, convertible debentures and stock unit awards, which were available for award under the 1992 Long-Term Incentive Plan, are not included under the 1996 Long-Term Incentive Plan. Second, the Committee has authority to permit stock options to be transferred in limited circumstances and to permit an optionee to defer receipt of shares upon exercise of a stock option. In addition, in order to comply with new tax rules contained in Section 162(m) of the Internal Revenue Code, the 1996 Long-Term Incentive Plan provides that no participant may receive in any calendar year stock options and stock appreciation rights on more than 150,000 shares or performance shares, restricted stock and restricted stock unit awards on more than 40,000 shares.

SUMMARY OF THE 1996 LONG-TERM INCENTIVE PLAN

     The following summary of the 1996 Long-Term Incentive Plan is qualified in its entirety by reference to the complete text of the 1996 Long-Term Incentive Plan, which is attached to this Proxy Statement as Exhibit B.

     The 1996 Long-Term Incentive Plan provides the Committee with the authority to approve grants of stock options, stock appreciation rights, performance shares, restricted stock, and restricted stock units. The maximum number of shares of Common Stock in respect of which stock based awards may be granted under the 1996 Long-Term Incentive Plan is 4,365,000, plus up to an additional 2,635,000 shares to the extent shares are reacquired by the Corporation after April 23, 1996. Not more than 1,750,000 of the total shares authorized under the Plan may be granted as restricted stock, restricted stock units or performance shares. Subject to these limitations, the shares to be delivered under the 1996 Long-Term Incentive Plan may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation. Certain shares subject to lapsed or cancelled awards or options under the Stock Option Plan (1984) and the 1989, 1992 or 1996 Long-Term Incentive Plans will be available for new options and other awards under the 1996 Long-Term Incentive Plan. Also, shares tendered to the Corporation in satisfaction or partial satisfaction of the exercise price of any award or options under such plans will increase the number of shares available for awards under the 1996 Long-Term Incentive Plan.

     The 1996 Long-Term Incentive Plan will be administered by the Committee. The Committee shall have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 1996 Long-Term Incentive Plan as it shall deem advisable, and to interpret its terms and provisions. The Committee may delegate to one or more executive officers the power to make awards to participants who are not executive officers, provided that the Committee shall fix the maximum amount of such awards for the group and for any one participant. All employees of the Corporation and its subsidiaries who, in the opinion of the Committee, have the capacity for contributing in a substantial manner to the successful performance of the Corporation are eligible to participate in the 1996 Long-Term Incentive Plan. It is anticipated that the determinations by the Committee of which eligible individuals will be granted options and awards and the terms thereof will be based on each individual's present and potential contribution to the success of the Corporation and its subsidiaries. It is estimated that approximately 1,000 employees may be eligible to participate in the 1996 Long-Term Incentive Plan, although it is not contemplated that every eligible employee will receive all of the different types of awards available under the 1996 Long-Term Incentive Plan.

     Stock options and/or stock appreciation rights may be granted under the 1996 Long-Term Incentive Plan at the discretion of the Committee, which also has discretion to fix the exercise price of such options and stock appreciation rights at a price not less than 100% of the Fair Market Value, as defined, of the underlying shares at the time of grant. Options granted under the 1996 Long-Term Incentive Plan may be either nonstatutory options or incentive stock options. Stock appreciation rights may be granted in tandem with or unrelated to options granted under the 1996 Long-Term Incentive Plan and, if in tandem with an option, may be granted at the time of such option grant or thereafter. The Committee has broad discretion as to the terms and conditions upon which options shall be exercisable, but under no circumstances may an option or stock appreciation right have a term exceeding ten years from date of grant. The option exercise price may be satisfied in cash or, at the discretion of the Committee, by exchanging shares owned by the optionee for at least six months, or by a combination of cash and shares.

     In the event that a participant is permitted to and does exercise an option granted under the 1996 Long-Term Incentive Plan by delivering shares, the Committee is authorized to grant or provide for the automatic grant of a Restoration Option to such optionee, subject to the satisfaction of such conditions or criteria as the Committee shall establish from time to time. A Restoration Option shall entitle the participant to purchase a number of shares equal to the number surrendered in payment of the exercise price of the original option, at a per share exercise price equal to not less than 100% of the per share Fair Market Value on the date of grant of such Restoration Option. Restoration Options shall have a term not longer than the term remaining on the original option and shall contain such other terms and conditions as the Committee shall determine.

     Upon the exercise of a stock appreciation right with respect to a share, the participant is entitled to receive the excess of the Fair Market Value of such share over the grant price of such right. No stock appreciation right shall be exercisable for six months after the grant. For administrative convenience, the 1996 Long-Term Incentive Plan allows the Committee to provide that any exercise of a stock appreciation right (other than such a right which is related to an incentive stock option) for cash by a person subject to the rules of
Section 16(b) of the Act during the third through the twelfth day after the release of the Corporation's quarterly financial results will be deemed to occur on the day during such ten day period on which the price of the shares was the highest. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares or a combination of both.

     The Committee has the discretion to grant performance shares, the payment of which is conditioned upon meeting a performance goal; to determine the value of each performance share; to determine the number of such shares for each performance cycle and the duration of each performance cycle; to establish performance goals based on one or more of the following: operating earnings, net earnings, return on equity, income, market share, shareholder return, combined ratio, level of expenses or growth in revenue and to adjust such goals as it deems equitable to reflect unusual or non-recurring events affecting the Corporation or changes in tax law or accounting principles or other factors; and to determine the number of performance shares which have been earned based on performance relative to such performance goals. Payment values in respect of earned performance shares may, at the discretion of the Committee, be distributed in the form of cash or shares or a combination of both.

     Awards of restricted stock or restricted stock units under the 1996 Long-Term Incentive Plan may be made at the discretion of the Committee and will consist of shares or units representing such shares granted to a participant which are subject to forfeiture and to restrictions on transfer. At the time of an award of shares of restricted stock, a participant will have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions, subject to the restrictions set forth in the 1996 Long-Term Incentive Plan and in the instrument evidencing such award. The shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period, which shall generally be not less than one year, the conditions under which restricted stock and restricted stock units may be forfeited, as well as the other terms and conditions of such awards, including the establishment of performance goals for the grant of restricted stock based on one or more of the performance criteria described above. Restricted stock units may be paid, at the discretion of the Committee, in cash or shares or a combination of both.

     Awards under the 1996 Long-Term Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award, all as the Committee shall determine.

     If the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or other similar corporate event affects the shares such that an adjustment is required in order to preserve the benefits intended under the 1996 Long-Term Incentive Plan, then the Committee has discretion to make equitable adjustments in the number and kind of shares which thereafter may be awarded or optioned under the 1996 Long-Term Incentive Plan, the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

     The Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the participant and the effect, if any, of a change in control of the Corporation. The terms of each award are to be evidenced in writing and delivered to the participant. The awards authorized under the 1996 Long-Term Incentive Plan are subject to applicable tax withholding requirements and may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or to the optionee's immediate family under rules established by the Committee.

     No option or award may be granted under the 1996 Long-Term Incentive Plan after December 31, 2001 except for Restoration Options, which shall continue to be granted as long as options granted under the 1996 Long-Term Incentive Plan are outstanding. The 1996 Long-Term Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without Shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Act, with which the Committee determines it is advisable for the Corporation to comply.

FEDERAL INCOME TAX CONSEQUENCES

     (1) With respect to nonstatutory options: When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the employer. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

     (2) With respect to incentive stock options: When an optionee exercises an incentive stock option while employed by the Corporation or a subsidiary or within the three month (one year for disability) period after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition and the employer will be entitled to a Federal tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above in (1) for nonstatutory stock options.

     (3) With respect to restricted stock: In the absence of an election by a participant, as explained below, the grant of restricted stock will not result in taxable income to the participant or a deduction to the employer in the year of grant. The value of such restricted stock will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he should forfeit the shares of restricted stock to the Corporation. The amount of ordinary income recognized by a participant is deductible by the employer in the year such income is recognized by the participant, provided such amount constitutes reasonable compensation to the participant. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received free of restrictions, and the employer will be allowed a corresponding deduction.

     (4) With respect to stock appreciation rights and restricted stock units:
Generally, when a participant exercises stock appreciation rights granted to him under the 1996 Long-Term Incentive Plan or receives payment with respect to restricted stock units granted to him under the 1996 Long-Term Incentive Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant and will be allowed as a deduction for Federal income tax purposes to the employer.

     (5) Certain additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.

     The foregoing discussion summarizes the Federal income tax consequences of the 1996 Long-Term Incentive Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the 1996 Long-Term Incentive Plan.

                            ------------------------

     The affirmative vote of a majority of the shares of Common Stock of the Corporation represented and voting at the Annual Meeting is required for approval of the proposal to adopt the 1996 Long-Term Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1996 LONG-TERM INCENTIVE PLAN.

        PROPOSAL TO APPROVE THE CHUBB CORPORATION STOCK OPTION PLAN FOR
                         NON-EMPLOYEE DIRECTORS (1996)

INTRODUCTION

     Pursuant to the Corporation's Stock Option Plan for Non-Employee Directors
(1992) (the "1992 Non-Employee Directors Plan"), which was approved by Shareholders at their Annual Meeting in 1992, each non-employee Director of the Corporation is granted each year, in connection with his or her election or re-election to the Board, an option to purchase 2,000 shares of Common Stock. The Corporation believes that the 1992 Non-Employee Directors Plan has encouraged stock ownership by non-employee Directors, thus benefiting Shareholders by giving such Directors a proprietary interest in the Corporation. Further, the 1992 Non-Employee Directors Plan has enhanced the Corporation's ability to attract, retain and suitably reward Directors of exceptional ability, upon whose leadership and management skill the Corporation's future rests in large part. Accordingly, the Board of Directors has unanimously recommended extension by Shareholders of the 1992 Non-Employee Directors Plan and its adoption, as amended and described below, as The Chubb Corporation Stock Option Plan for Non-Employee Directors (1996) (the "1996 Non-Employee Directors Plan"). If the 1996 Non-Employee Directors Plan is approved by Shareholders, the 1992 Non-Employee Directors Plan will terminate the day after the 1996 Annual Meeting.

SUMMARY OF THE 1996 NON-EMPLOYEE DIRECTORS PLAN

     The following summary of the 1996 Non-Employee Directors Plan is qualified in its entirety by reference to the complete text of the 1996 Non-Employee Directors Plan, which is attached to this Proxy Statement as Exhibit C.

     Administration. The Board of Directors is authorized to administer the 1996 Non-Employee Directors Plan in accordance with its terms; however, the Board shall have no discretion with respect to the selection of Directors to receive options, the number of shares of Common Stock subject to any such options or the exercise price thereunder.

     Eligibility. Only Eligible Directors, as defined in the 1996 Non-Employee Directors Plan, may receive options under the 1996 Non-Employee Directors Plan. The 1996 Non-Employee Directors Plan defines Eligible Director as a Director of the Corporation who is not an employee of the Corporation or its subsidiaries and has not within one year immediately preceding the date of eligibility received any award under any plan of the Corporation providing for the discretionary issuance of stock, stock options or stock appreciation rights. There are currently twelve Eligible Directors.

     Shares Subject to the 1996 Non-Employee Directors Plan. An aggregate of 200,000 shares of Common Stock shall be available for issuance upon the exercise of options granted under the 1996 Non-Employee Directors Plan. If the 1996 Non-Employee Directors Plan is approved, the 1992 Non-Employee Directors Plan will terminate with 200,000 shares remaining which were previously approved by Shareholders for grants. Thus, approval of the 1996 Non-Employee Directors Plan will not increase the number of shares available for stock options to Directors.

     Grant, Term and Conditions of Options. As of the date of the first Annual Shareholders Meeting at which Directors are elected following the Annual Shareholders Meeting at which Shareholders first approve the 1996 Non-Employee Directors Plan, and as of the date of each of the subsequent four Annual Shareholders Meetings at which Directors are elected, each individual who is then an eligible Director will be granted an option to purchase 2,000 shares of Common Stock. The options will be nonstatutory stock options not intended to qualify under Section 422 of the Code. The purchase price per share of the Common Stock deliverable upon exercise of the option shall be 100% of the fair market value per share of Common Stock, determined as provided in the 1996 Non-Employee Directors Plan, on the day the option is granted. Eligible Directors shall pay the exercise price of the options in either cash or in Common Stock owned by the Eligible Director for at least six months. Except as set forth below, options shall be exercisable in whole or in part at all times after the date of grant.

     In the event of a stock split, stock dividend, subdivision or combination of the Common Stock or other change in corporate structure affecting the Common Stock, the number of shares available for issuance upon exercise of options, the number of shares subject to outstanding options and the exercise prices of outstanding options shall be appropriately adjusted.

     All outstanding options held by an optionee shall automatically be cancelled upon such optionee's termination of service as an Eligible Director except when such termination occurs by reason of voluntary mid-term resignation, declining to stand for re-election (whether as a result of reaching mandatory retirement age or otherwise), or becoming an employee of the Corporation or a subsidiary, all outstanding options held by such optionee on the date of such termination shall continue to be fully exercisable for five years following the date of such termination. In the event of the death of an optionee (whether before or after termination of service as an Eligible Director), all outstanding options held by such optionee and not previously cancelled or expired on the date of death shall be fully exercisable by such optionee's legal representative within one year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence). No option shall be transferable by an optionee other than by will or the laws of descent and distribution, except that options may be transferred pursuant to a qualified domestic relations order, and during the lifetime of the individual to whom an option is granted it may be exercised only by such individual or such individual's guardian or legal representative.

     Restoration Options. Any Eligible Director who exercises an option granted under the 1996 Non-Employee Directors Plan within seven years of the option's grant by delivering shares of Common Stock in satisfaction or partial satisfaction of the exercise price shall be automatically granted a Restoration Option under the 1996 Non-Employee Directors Plan, subject to certain conditions. The Restoration Option shall entitle the holder to purchase a number of shares of Common Stock equal to the number so surrendered at a purchase price of 100% of the per share fair market value on the date the Restoration Option is granted, and shall otherwise have the terms and conditions of options granted under the 1996 Non-Employee Directors Plan as described above. No Restoration Option shall be granted if (i) the per share fair market value on the date of exercise is not at least 125% of the exercise price of the original option, (ii) the exercising optionee is not an Eligible Director on the date of exercise of the original option or (iii) the original option is itself a Restoration Option.

     Mergers, Sales and Change of Control. In the case of certain mergers, consolidations or combinations of the Corporation with or into other corporations, or in the event of a Change of Control of the Corporation, as defined in the 1996 Non-Employee Directors Plan, the holder of each option (including a Restoration Option) then outstanding shall (unless the Board determines otherwise) have the right to receive on the date or effective date of such event a payment in an amount calculated as set forth in the 1996 Non-Employee Directors Plan in exchange for such option.

     Plan Amendments. The 1996 Non-Employee Directors Plan may be amended by the Board as it shall deem advisable. Without the authorization and approval of Shareholders, however, the Board may not increase the number of shares which may be purchased pursuant to options granted under the 1996 Non-Employee Directors Plan, change the requirement that option and Restoration Option grants be priced at 100% of fair market value on the date of grant, modify in any respect the class of individuals who constitute Eligible Directors or materially increase the benefits accruing to optionees under the 1996 Non-Employee Directors Plan. Plan provisions relating to the class of Directors eligible to receive options under the 1996 Non-Employee Directors Plan and to the price, amount and timing of option and Restoration Option grants under the 1996 Non-Employee Directors Plan may not be amended more than once every six months, other than to comport with changes in applicable law.

     Term of Plan. The adoption of the 1996 Non-Employee Directors Plan has been approved by the Board and shall become effective upon its approval by the Shareholders. The 1996 Non-Employee Directors Plan shall terminate on the day following the Annual Shareholders Meeting at which Directors are elected in the year 2001 (except for the automatic grant of Restoration Options which shall continue until the seventh anniversary of such Annual Shareholders Meeting) unless the 1996 Non-Employee Directors Plan is extended or terminated at an earlier date by Shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     Under present Federal income tax laws, options (including Restoration Options) granted under the 1996 Non-Employee Directors Plan would have the following tax consequences.

     1. When an optionee exercises an option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the Corporation. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

     2. To the extent that an optionee pays all or part of the option price of a nonstatutory option by tendering shares of Common Stock owned by the optionee, the rules described in paragraph 1 above apply, except that the number of shares received upon such exercise which is equal to the number of shares surrendered as payment of the option price shall have the same tax basis and tax holding period as the shares surrendered. Generally, the additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise.

     3. Special rules may apply if the option is exercised within six months of its grant by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act").

     The foregoing discussion summarizes the Federal income tax consequences of the 1996 Non-Employee Directors Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the 1996 Non-Employee Directors Plan.

                            ------------------------

     The affirmative vote of a majority of the shares of Common Stock of the Corporation represented and voting at the Annual Meeting is required for approval of the proposal to adopt the 1996 Non-Employee Directors Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS PLAN.

                            APPROVAL OF SELECTION OF
                              INDEPENDENT AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, recommends for approval by the Shareholders the selection of Ernst & Young LLP ("Ernst & Young") as the independent auditors of the Corporation for the year 1996. Ernst & Young has acted as such auditors for the Corporation for many years.

     In addition to its principal service of auditing the financial statements of the Corporation and its subsidiaries, Ernst & Young provided certain non-audit services for the Corporation and its subsidiaries during 1995, and such services were approved by the Audit Committee. In approving such services, the Audit Committee determined that the nature of the services and the estimated fees to be charged would have no adverse effect on the independence of the auditors.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

           VOTING, SOLICITATION OF PROXIES AND SHAREHOLDER PROPOSALS

     The Proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Corporation, will be voted in accordance with the choice made by the Shareholder with respect to the proposals listed thereon. If a choice is not made with respect to such proposals and authority to vote for Directors is not withheld, the Proxy will be voted in favor of such proposals and will be voted for the election of Directors as described under "Election of Directors" above.

     Under New Jersey law and the Corporation's By-Laws, each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting of Shareholders, and the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes constitutes a quorum. Votes are tabulated by the Corporation's transfer agent using the transfer agent's automated system. Under New Jersey law, Directors are elected by a plurality of the votes cast at the meeting. Approval of the 1996 Cash Incentive Plan and approval of the selection of independent auditors requires the affirmative vote of a majority of the votes cast by Shareholders entitled to vote at the Annual Meeting. Approval of the 1996 Long-Term Incentive Plan and the 1996 Non-Employee Directors Plan requires the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present or represented at the Annual Meeting. Proxies submitted with abstentions and broker non-votes are included in determining whether or not a quorum is present. Votes withheld for the election of Directors have no impact on the election of Directors, except that votes withheld may result in another individual receiving a higher number of votes. Abstentions will not be counted in tabulating the votes with respect to approval of the 1996 Cash Incentive Plan or the approval of selection of independent auditors, but will have the effect of votes against approval of the 1996 Long-Term Incentive Plan and the 1996 Non-Employee Directors Plan. Broker non-votes will not be counted in tabulating the votes with respect to the proposals presented to Shareholders.

     The Board of Directors is aware of no matters other than those specifically stated in the Notice of Annual Meeting which are to be presented for action at the meeting. However, should any further matter requiring a vote of the Shareholders arise, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment.

     The cost of this solicitation of proxies is being borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may use the services of one or more Directors, officers or other regular employees of the Corporation (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally and by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons and the Corporation will reimburse them for reasonable expenses actually incurred by them in so doing. In addition, the Corporation has retained Georgeson & Company Inc.,

New York, New York, to aid in the solicitation of proxies by mail, in person and by telephone for a fee which is estimated not to exceed $12,500 plus out-of-pocket expenses.

     Proposals by Shareholders intended to be presented at the 1997 Annual Meeting must be received by the Corporation no later than November 12, 1996 in order to be qualified for inclusion in the Corporation's Proxy Statement and form of proxy for such meeting.

                      By order of the Board of Directors,

                                          HENRY G. GULICK
                                             Vice President and Secretary

March 12, 1996

                                                                       EXHIBIT A

                             THE CHUBB CORPORATION

                   ANNUAL INCENTIVE COMPENSATION PLAN (1996)

     1. PURPOSE. The purpose of The Chubb Corporation Annual Incentive Compensation Plan (the "Plan") is to provide The Chubb Corporation (the "Company") and its subsidiaries with an effective means of attracting, retaining and motivating officers and other key employees and to provide them with incentives to enhance the growth and profitability of the Company.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of January 1, 1996, subject to approval by the Shareholders of the Corporation.

     3. ADMINISTRATION. The Plan shall be administered by the Organization & Compensation Committee (the "Committee") of the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. ELIGIBILITY. Incentive Compensation awards under the Plan for any fiscal year of the Company ("Fiscal Year") may be granted to those key employees and officers (including officers who are directors) of the Company and its subsidiaries ("Participants"), who shall be selected by the Committee after consideration of management's recommendations. Subsidiaries shall mean any business entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock.

     5. ANNUAL INCENTIVE POOL DETERMINATION. As soon as practicable either before or after the beginning of each Fiscal Year, the Committee shall designate a list of Participants for such Fiscal Year, designate target awards by salary grade or such other standard determined by the Committee and establish a target award pool, which shall be the sum of target awards for all Participants. The Committee shall also determine target financial goals for the year which shall be based on the Company's combined loss and expense ratio ("combined ratio") and net income, which is investment income arising from the property and casualty insurance business and underwriting profit or loss from that business, and a comparison of the combined ratio and return on equity with those of key competitors and construct a schedule around such goals that would result in the earning of from 25% to 200% of the target award pool depending upon what percentage or percentages of the financial goal or goals were achieved. As soon as practicable after the end of the Fiscal Year, the Committee shall determine the percentage of the target award pool available for payment based upon such schedule and after considering management's recommendations, if any, that the effect of unusual items on the financial results for such Fiscal Year be excluded from the calculations, provided, however, that no such adjustment in the calculations shall be applied to any participant determined by the Committee
(i) to be a covered employee as defined in Section 162(m) of the Internal Revenue Code for the preceding Fiscal Year or (ii) likely to be such a covered employee for the current or next following Fiscal Year (hereafter referred to as a "covered employee").

     6. AWARD DETERMINATION. As soon as practicable after the end of the Fiscal Year, the Committee shall approve incentive award payments to Participants which are based both on the size of the target award pool available and upon management's assessment of the Participant's individual performance during the Fiscal Year but in no event may the Committee increase an award to a participant deemed to be a covered employee over such amounts payable based on the objective criteria established at the outset of the Fiscal Year for which the award is made, nor shall the maximum award payable to any such covered employee exceed $2,500,000. The Committee shall have no obligation to pay out all of the award pool for a Fiscal Year, but in no event can the total amount paid exceed 200% of the target award pool for such Fiscal Year. Except as provided in Section 8 with respect to deferred awards, Participants must be employed by the Company or one of its subsidiaries as of the payment date under
Section 7 to be eligible for award payments, provided, that if the Participant's employment is terminated prior to the payment date by reason of death, retirement on or after the Participant's Normal Retirement Date under the Company's Pension Plan, disability (as defined in such Pension Plan), or any other reason with the consent of the Committee, the Committee, in its sole discretion, may provide for an award payment to that Participant or the Participant's Designated Beneficiary, if applicable.

     7. FORM OF PAYMENT. All awards approved by the Committee for payment, unless deferred under Section 8, shall be paid in cash as soon as practicable after the end of the Fiscal Year.

     8. DEFERRALS. (a) From time to time, Participants may be offered the opportunity to defer receipt of all or a portion of their award, if any. Whether a deferral opportunity shall be offered for awards granted hereunder for a Fiscal Year shall be determined by the Committee in its sole discretion provided that any such opportunity, if made available with respect to awards for a Fiscal Year, shall be offered under uniform rules applicable to all Participants. Any election to defer shall be made prior to the beginning of the award year except for the first year the Plan is in effect. Deferrals must be for increments of 10% of the potential award which may be granted to a Participant.

     (b) Deferred awards are not forfeitable and will be paid after termination of employment. Deferred awards payable under this Plan shall not be funded but will constitute the general obligations of the Company.

     (c) At the same time the Participant elects to defer all or a portion of an award, the Participant shall also elect whether the deferred funds shall be credited with an interest equivalent amount or shall be allocated to an insured income benefit program. Deferred awards not allocated to an insured income benefit program shall receive a quarterly interest equivalent up to the time of final payment at a rate set from time to time by the Committee. The sum of the award plus all interest equivalents shall be paid out in a lump sum or in up to fifteen installments as specified by the Participant at the same time the deferral election was filed.

     (d) The Committee may approve for early payment all or a portion of a Participant's deferred awards in case of financial hardship, as determined by the Committee.

     (e) If a Participant's employment is terminated by reason of death, retirement on or after the Participant's Normal Retirement Date under the Company's Pension Plan, disability (as defined in such Pension Plan), or any other reason with the consent of the Committee, deferred awards will be paid out in a lump sum or in installments as designated by the Participant on the deferral election form, provided, however, the Committee shall have the ability to accelerate installments in the event of disability and provided further, that in the event of the Participant's death, the Designated Beneficiary may request that the Committee approve that payments due hereunder with respect to such Participant shall be made under a method different than the method designated by the Participant. If employment is terminated for any other reason, the Participant shall receive a lump sum distribution of such Participant's deferred awards.

     (f) The Committee shall have the right to terminate or limit the right of Participants to continue the previously elected deferral of an award for any Fiscal Year if the Committee in its sole discretion shall determine at any time that such continued deferral has become inadvisable because of changes in the Federal tax laws or any other circumstances which, in the judgment of the Committee, jeopardize the ability of the Company to appropriately finance the deferral of such award. In such event, all affected amounts, including such amounts previously credited as interest equivalents (or, if such affected amount had previously been deferred and allocated to an insured income benefit program, the amount deferred plus the interest equivalent amount that would have been credited on such deferred amount had it not been allocated to an insured income benefit program) shall be paid to the Participant as soon as practicable after the Committee's determination.

     9. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are applicable to this Plan:

          (a) Except in the event of the death of a Participant, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred.

          (b) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or other person any right to be retained in the employ of the Company.

          (c) The Company shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payments.

          (d) The Plan shall be construed in accordance with and governed by the laws of the State of New York.

          (e) Each Participant shall designate in a manner determined by the Committee a beneficiary (the "Designated Beneficiary") to receive payments due hereunder in the event of such Participant's death. If no Designated Beneficiary survives the Participant, it shall be the surviving spouse of the Participant or, if there is no surviving spouse, it shall be the estate of the Participant.

     10. TERMINATION. The Board of Directors of the Company may amend, suspend, or terminate any or all provisions of the Plan at any time, provided that no such amendment, suspension or termination shall adversely affect, without the Participants' consent, any awards previously granted to them.

     11. OTHER PLANS OR PAYMENTS. Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Company or any subsidiary, to establish any other deferred compensation plan or as in any way limiting their authority to pay bonuses or other supplemental compensation to any persons employed by the Company or a subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

                                                                       EXHIBIT B

                             THE CHUBB CORPORATION

                     LONG-TERM STOCK INCENTIVE PLAN (1996)

SECTION 1.  Purpose

     The purposes of The Chubb Corporation Long-Term Stock Incentive Plan (1996) (the "Plan") are to promote the interests of The Chubb Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of The Chubb Corporation.

SECTION 2.  Definitions.

     "Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Corporation possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body.

     "Award" shall mean a grant or award under Sections 6 through 9, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided in Section 10(b).

     "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Organization & Compensation Committee of the Board of Directors.

     "Common Stock" or "Stock" shall mean the Common Stock, $1.00 par value, of the Corporation.

     "Corporation" shall mean The Chubb Corporation.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Employee" shall mean any key employee of the Employer.

     "Employer" shall mean the Corporation and any Subsidiary or Affiliate.

     "Fair Market Value" shall mean the average of the highest and lowest sales prices reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have been traded on such date, the average of such highest and lowest sales prices on the first day prior thereto on which the Stock was so traded.

     "Fiscal Year" shall mean the fiscal year of the Corporation.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code.

     "Nonstatutory Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonstatutory Stock Option and shall include a Restoration Option.

     "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

     "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8(c)(1) with respect to the applicable Performance Cycle.

     "Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

     "Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

     "Prior Plans" shall mean The Chubb Corporation Long-Term Stock Incentive Plan (1992), Long-Term Stock Incentive Plan (1989) and the Stock Option Plan
(1984).

     "Restoration Option" shall mean a stock option granted pursuant to Section 6(d).

     "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Corporation.

     "Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

     "Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

     "Stock Appreciation Right" shall mean a right granted under Section 7.

     "Subsidiary" shall mean any business entity in which the Corporation possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3.  Administration

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Corporation the power to make Awards to Participants who are not executive officers or directors of the Corporation provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee's decisions shall be binding upon all persons, including the Corporation, stockholders, an Employer, Employees, Participants and Designated Beneficiaries.

SECTION 4.  Eligibility

     All Employees who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation are eligible to be Participants in the Plan.

SECTION 5.  Maximum Amount Available for Awards

     (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be 4,365,000 shares of Common Stock plus up to an additional 2,635,000 shares of Common Stock to the extent shares of Common Stock are reacquired by the Corporation, including shares purchased in the open market, after April 23, 1996. Not more than 1,750,000 shares may be awarded as Restricted Stock, Restricted Stock Units or Performance Shares and not more than 4,365,000 shares may be awarded as incentive stock options. Subject to the foregoing, Shares of Common Stock may be made available from the authorized but unissued shares of the Corporation or from shares reacquired by the Corporation, including shares purchased in the open market. In the event that (i) an Option or Stock Appreciation Right under the Plan or the Prior Plans is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award under the Plan or the Prior Plans in respect of shares is cancelled or forfeited for any reason without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered.

     (b) No Employee may be granted under the Plan in any calendar year Options or Stock Appreciation Rights on more than 150,000 shares of Common Stock and no Employee may be granted in any calendar year more than 40,000 Performance Shares or 40,000 shares of Restricted Stock or Restricted Stock Units.

     (c) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and other Awards, and (3) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 6.  Stock Options

     (a) Grants. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option including but not limited to, whether, and to what extent and under what circumstances amounts payable upon exercise of an Option shall be deferred at the election of the holder of such Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

     (b) Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     (c) Exercise. (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned for at least six months by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such option price.

     (d) Restoration Options. In the event that any Participant delivers shares of Common Stock in payment of the exercise price of any Option granted hereunder in accordance with Section 6(c)(2), the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such

Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

SECTION 7.  Stock Appreciation Rights

     (a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     (b) A Stock Appreciation Right shall entitle the Participant to receive from the Corporation an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option which Stock Appreciation Right can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

SECTION 8.  Performance Shares

     (a) The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such shares for each Performance Cycle, and to determine the duration of each Performance Cycle and the value of each Performance Share. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

     (b) The Committee shall establish Performance Goals for each Cycle based on any one or more of the following: the operating earnings, net earnings, return on equity, income, market share, shareholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to Section 162(m) of the Code.

     (c)(1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

     (2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock.

SECTION 9.  Restricted Stock and Restricted Stock Units

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such Awards. The Restricted Period shall consist of at least one year (which may be shortened or waived by the Committee at any time in its discretion) with respect to one or more Participants or Awards outstanding. In its discretion, the Committee may establish performance conditions with respect to awards of Restricted Stock and Restricted Stock Units based on one or more of the same items listed in Section 8(b) in respect of Performance Shares during a performance period selected by the Committee.

     (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made to the Corporation in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

SECTION 10.  General Provisions

     (a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

     (b) Awards. Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Corporation.

     (c) Non-transferability. (i) Except as provided in (ii) below, no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

     (ii) Notwithstanding subparagraph (i) above, the Committee may determine that an Award may be transferred pursuant to a qualified domestic relations order, as determined by the Committee or its designee or that an Option may be transferred by an Employee to one or more members of the Employee's immediate family, to a partnership of which the only partners are members of the Employee's immediate family, or to a trust established by the Employee for the benefit of one or more members of the Employee's immediate family. For this purpose immediate family means the Employee's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subparagraph may not further transfer an Option. An Option transferred pursuant to this subparagraph shall remain subject to all of the applicable provisions of the Plan and the written option agreement.

     (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (e) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New York.

     (g) Effective Date. Subject to the approval of the stockholders of the Corporation, the Plan shall be effective on April 23, 1996. No Options or Awards may be granted under the Plan after December 31, 2001; provided, however, that the authority for grant of Restoration Options hereunder in accordance with
Section 6(d) shall continue, subject to the provisions of Section 5, as long as any Option granted hereunder remains outstanding.

     (h) Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934 with which the Committee has determined it is necessary or desirable to have the Corporation comply. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

     (i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

                                                                       EXHIBIT C

                             THE CHUBB CORPORATION

              STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (1996)

1. PURPOSE

     The purpose of The Chubb Corporation Stock Option Plan for Non-Employee Directors (1996) (the "Plan") is to increase the proprietary and vested interest of the non-employee directors of The Chubb Corporation (the "Corporation") in the growth and performance of the Corporation by granting such directors options to purchase shares of Common Stock, $1.00 par value per share (the "Stock"), of the Corporation.

2. ADMINISTRATION

     The Plan shall be administered by the Corporation's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of Stock subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Corporation shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3. ELIGIBILITY

     The class of individuals eligible for grant of options and Restoration Options under the Plan shall be Eligible Directors, as defined below. Eligible Director shall mean a director of the Corporation who is not an employee of the Corporation or its subsidiaries and has not, within one year immediately preceding the determination of such director's eligibility, received any award under any plan of the Corporation or its subsidiaries that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or its subsidiaries (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934.). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant".

4. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 7, an aggregate of 200,000 shares of Stock shall be available for issuance upon the exercise of options and Restoration Options, as described in Section 6, granted under the Plan. The shares of Stock deliverable upon the exercise of options and Restoration Options may be made available from authorized but unissued shares or shares reacquired by the Corporation, including shares purchased in the open market or in private transactions. If any option or Restoration Option granted under the Plan shall terminate for any reason without having been exercised, the shares subject to, but not delivered under, such option shall be available for other options and Restoration Options.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

     Each individual who is an Eligible Director will be granted an option to purchase 2,000 shares of Stock as of the date of each Annual Shareholders Meeting following the effectiveness of the Plan at which such individual is elected or reelected to the office of director. The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

          (a) Price. The purchase price per share of Stock deliverable upon the exercise of each option shall be 100% of the Fair Market Value per share of the Stock on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the average of the highest and lowest per share sales prices as reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Stock shall not have traded on such date, the average of the highest and lowest per share sales prices on the first date prior thereto on which the Stock was so traded.

          (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or in Stock owned for at least six months by the Eligible Director, which shall have a Fair Market Value (determined in accordance with the rules of paragraph (a), above) at least equal to the aggregate exercise price of the shares being purchased, or a combination of cash and Stock.

          (c) Exercisability and Term of Options. Options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until terminated, as provided in paragraph (d), below.

          (d) Termination of Service as Eligible Director.

             (i) Except as provided in subparagraph (ii) of this paragraph (d), all outstanding options held by a Participant shall be automatically cancelled upon such Participant's termination of service as an Eligible Director.

             (ii) Upon termination of a Participant's service as an Eligible Director by reason of such Participant's voluntary mid-term resignation, declining to stand for reelection (whether as a result of the Corporation's mandatory retirement program or otherwise), becoming an employee of the Corporation or a subsidiary thereof or becoming disabled (as defined in the Corporation's pension plan), all outstanding options held by such Participant on the date of such termination shall expire five years from the date upon which the Participant ceases to be an Eligible Director. In the event of the death of a Participant (whether before or after termination of service as an Eligible Director), all outstanding options held by such Participant (and not previously cancelled or expired) on the date of such death shall be fully exercisable by the Participant's legal representative within one year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence).

          (e) Non-transferability of Options. No option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the above, options may be transferred pursuant to a qualified domestic relations order.

          (f) Listing and Registration. Each option and Restoration Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

          (g) Option Agreement. Each option and Restoration Option granted hereunder shall be evidenced by an agreement with the Corporation which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6. GRANT, TERMS AND CONDITIONS OF RESTORATION OPTIONS

     In the event that, within seven years of the date of grant of an option granted hereunder (the "original option"), an Eligible Director delivers shares of the Stock in payment of the exercise price of the original option in accordance with Section 5(b), such Eligible Director shall be granted a Restoration Option, subject to the satisfaction of the conditions and criteria set forth below. Restoration Options will be nonstatutory options not intended to qualify under Section 422 of the Code and shall have the following terms and provisions:

          (a) Number of Shares. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Stock equal to the number of such shares delivered upon exercise of the original option.

          (b) Price. A Restoration Option shall have a per share exercise price of 100% of the per share Fair Market Value, determined in accordance with
     Section 5(a), of the Stock on the date of grant of such Restoration Option.

          (c) Conditions. Notwithstanding any other provision of this Section 6, no Restoration Option shall be granted if (i) the per share Fair Market Value of the Stock is not at least 125% of the exercise price of the original option, (ii) the original option is a Restoration Option or (iii) the exercising Participant is not an Eligible Director on the date of exercise.

          (d) Other Provisions. Restoration Options shall be subject to all the other terms and conditions set forth in Section 5, except as expressly set forth and as modified in this Section 6.

7. ADJUSTMENT OF AND CHANGES IN STOCK

     In the event of a stock split, stock dividend, subdivision or combination of the Stock or other change in corporate structure affecting the Stock, the number of shares of Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Stock subject to any outstanding option or Restoration Option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share of Stock thereunder.

8. MERGERS, SALES AND CHANGE OF CONTROL

     In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the assets of the Corporation or (ii) a Change in Control (as defined below) of the Corporation, the holder of each option (including for purposes of this Section any Restoration Option) then outstanding immediately prior to such Change in Control shall (unless the Board determines otherwise) have the right to receive on the date or effective date of such event an amount in exchange for such options equal to the excess of the Fair Market Value on such date of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Stock, in the cases covered by clause (i) above, or in the case of a sale of assets referred to in such clause (i), a share of Stock, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Stock covered by the option as determined by the Board, in the case of Change in Control by reason of any other event, over the exercise price of such option, multiplied by the number of shares of Stock subject to such option. Unless otherwise determined by the Board, such amount will be payable fully in cash.

     Any determination by the Board made pursuant to this Section 8 will be made as to all outstanding options and shall be made (a) in cases covered by clause
(i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

     A "Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 25% or more of the Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation (other than any such offer made by the Corporation), or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

9. NO RIGHTS OF SHAREHOLDERS

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any option or Restoration Option, in whole or in part, unless and until certificates for such shares shall have been issued.

10. PLAN AMENDMENTS

     The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation thereto; provided, that the Board may not, without the authorization and approval of shareholders: (i) increase the number of shares which may be purchased pursuant to options or Restoration Options hereunder, either individually or in the aggregate, except as permitted by Section 7, (ii) change the requirements of Sections 5(a) and 6(b) that option grants be priced at Fair Market Value, except as permitted by Section 7, (iii) modify in any respect the class of individuals who constitute Eligible Directors; or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3, 5 and 6 may not be amended more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules under either such statute.

11. EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on the day after the Corporation's Annual Shareholders Meeting at which the Plan is approved by Shareholders. The Plan shall terminate on the day following the Annual Shareholders Meeting at which Directors are elected in the year 2001, unless the Plan is extended or terminated at an earlier date by Shareholders; provided, however, that grants of Restoration Options pursuant to Section 6 shall continue until the seventh anniversary of such Annual Shareholders' meeting.

PROXY


                           THE CHUBB CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE CORPORATION FOR ANNUAL MEETING APRIL 23, 1996

The undersigned shareholder of THE CHUBB CORPORATION (the "Corporation") acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement each dated March 12, 1996 and the undersigned revokes all prior proxies and appoints DEAN R. O'HARE, HENRY G. GULICK and PHILIP J. SEMPIER, and each of them, proxies for the undersigned to vote all shares of Common Stock of the Corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 15 Mountain View Road, Warren, New Jersey at 11:00 a.m. on April 23, 1996 and any adjournment or postponement thereof, on all matters coming properly before said meeting.

     Election of Directors, Nominees:

     John C. Beck, James I. Cash, Jr., Percy Chubb, III, Joel J. Cohen, David H. Hoag, Robert V. Lindsay, Thomas C. MacAvoy,
     Gertrude G. Michelson, Dean R. O'Hare, Warren B. Rudman,
     Sir David G. Scholey, CBE, Raymond G. H. Seitz, Lawrence M. Small, and Richard D. Wood.

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE




/ X / PLEASE MARK YOUR VOTES AS THIS EXAMPLE                       7668

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

THE BOARD OF DIRECTORS OF THE CHUBB CORPORATION RECOMMENDS A VOTE FOR:

1.  Election of Directors (see reverse)

             FOR          WITHHELD

             / /             / /

For, except vote withheld from the following nominee(s):

----------------------------------------------------------------------------

2.  Approval of Annual Incentive Compensation Plan (1996).

             FOR          AGAINST          ABSTAIN

             / /            / /              / /


3.  Approval of Long-Term Stock Incentive Plan (1996).

             FOR          AGAINST          ABSTAIN

             / /            / /              / /

4.  Approval of Stock Option Plan for Non-Employee Directors (1996).

             FOR          AGAINST          ABSTAIN

             / /            / /              / /

5. Approval of Ernst & Young LLP as the independent auditors of the Corporation.

             FOR          AGAINST          ABSTAIN

             / /            / /              / /




SIGNATURE(S)________________________________________________ DATE______________

NOTE: Please sign name exactly as printed hereon. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give title as such.